UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ANEBULO PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1017 Ranch Road 620 South, Suite 107
Lakeway, Texas 78734

Dear Stockholder of Anebulo Pharmaceuticals, Inc.,

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Anebulo Pharmaceuticals, Inc., a Delaware corporation (“Anebulo,” the “Company,” “we”, “us” or “our”), to be held virtually at www.virtualstockholdermeeting.com/ANEB2025SM on [●], 2025, at 9:00 a.m. (Central Time).

At the Special Meeting, you will be asked to consider and vote upon a proposal to amend our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of our common stock, par value $0.001 per share (the “Common Stock”), at a ratio (the “Stock Split Ratio”) of not less than 1-for-2,500 and not greater than 1-for-7,500 (the “Range”), with the exact Stock Split Ratio to be set within the Range without further approval or authorization of our stockholders and at the discretion of our Board of Directors (the “Board”) and included in a public announcement, subject to the authority of the Board to abandon such amendment (the “Reverse Stock Split Proposal”).

The Reverse Stock Split is being undertaken as part of our plan to go private and terminate the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and suspend the Company’s duty to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”) under Section 13(a) thereunder, and to delist the Common Stock from The Nasdaq Stock Market. The primary purpose of the Reverse Stock Split is to enable the Company to maintain the number of record holders of our Common Stock below 300, which is the level at or above which SEC public reporting is required. As described in the accompanying proxy statement, our Board has determined that the costs of being an SEC reporting company outweigh the benefits thereof.

If the Reverse Stock Split is effected (i) a stockholder of record owning fewer than a minimum number of shares immediately prior to the effective time of the Reverse Stock Split, which, depending on the Stock Split Ratio chosen by the Board, would be between 2,500 and 7,500 (the “Minimum Number”), will be entitled to receive only the cash payment of $3.50 multiplied by the number of shares owned by such stockholder immediately before the Reverse Stock Split, without interest, (the “Cash Payment”), will no longer be a stockholder, will no longer have any ownership interest in us, and will cease to participate in the potential appreciation in the value of our Common Stock or our future distributions to stockholders, if any; and (ii) a stockholder of record owning at least the Minimum Number of shares immediately prior to the effective time of the Reverse Stock Split will continue to hold one share of Common Stock for every integer multiple of the Minimum Number of shares of Common Stock such stockholder owns immediately prior to the effective time of the Reverse Stock Split, will remain a stockholder of the Company and will receive a Cash Payment for such stockholder’s fractional share interests resulting from the Reverse Stock Split, if any. The Reverse Stock Split, together with the Cash Payments to stockholders in lieu of fractional shares, is referred to as the “Transaction.”

At the Special Meeting you will also be asked to consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

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After careful consideration, the Board, upon the recommendation of a special committee of independent directors (the “Special Committee”) formed for the purpose of evaluating strategic alternatives, including a going private transaction, determined (by a unanimous vote) that effecting the Reverse Stock Split is in the best interests of Anebulo’s stockholders, including both affiliated and unaffiliated stockholders. The term “affiliated stockholder” means any stockholder who is an executive officer or director of the Company or controls, is controlled by or under common control with an executive officer or director, or stockholders who own more than 10% of our outstanding Common Stock and the term “unaffiliated stockholder” means any stockholder other than an affiliated stockholder. As part of this determination, the Special Committee retained Houlihan Capital, LLC (“Houlihan Capital”), as its independent fairness opinion provider, to provide an opinion to the Special Committee as to the fairness of the Cash Payment to be paid in the Transaction, from a financial point of view, to the minority, unaffiliated stockholders of the Company. The “minority, unaffiliated stockholders of the Company” are all of the unaffiliated stockholders of the Company other than those stockholders who participated in the December 2024 private placement transaction and their respective affiliates. The Board recommends (by a unanimous vote) that you vote “FOR” each of the Reverse Stock Split Proposal and the Adjournment Proposal. The accompanying proxy statement and its annexes explain the Transaction and provide specific information about the Special Meeting. Please read these materials carefully.

THE TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION (INCLUDING THE REVERSE STOCK SPLIT) OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT, INCLUDING THE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Accompanying the proxy statement is a proxy card or voting instruction form for the Special Meeting, which you may use to indicate your vote or provide voting instructions, as applicable, as to the proposals contained in the proxy statement. Your vote is important. Whether or not you plan to attend the Special Meeting, if you are a record stockholder, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically through the Internet or by telephone. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee on how to vote in accordance with the voting instruction form you receive from your bank, broker or other nominee.

We thank you for your ongoing support. Your prompt attention would be greatly appreciated.

By Order of the Board,

Richard A. Cunningham
Chief Executive Officer
Lakeway, Texas
, 2025

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1017 Ranch Road 620 South, Suite 107
Lakeway, Texas 78734

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On [●], 2025

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on [●], 2025, at 9:00 a.m. (Central Time) via live webcast at www.virtualstockholdermeeting.com/ANEB2025SM. The meeting will be held for the following purposes:

1.	To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in substantially the form attached to the proxy statement as Annex A, to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”), including stock held by the Company as treasury shares, at a ratio (the “Stock Split Ratio”) of not less than 1-for-2,500 and not greater than 1-for-7,500 (the “Range”), with the exact Stock Split Ratio to be set within the Range without further approval or authorization of our stockholders and at the discretion of our Board of Directors (the “Board”) and included in a public announcement, subject to the authority of the Board to abandon such amendment (the “Reverse Stock Split Proposal”); and

As described in more detail in the accompanying proxy statement, in the event the Reverse Stock Split Proposal is effected, any stockholder owning fewer than a minimum number of shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split, which, depending on the Stock Split Ratio chosen by the Board, would be between 2,500 and 7,500 (the “Minimum Number”) will be cashed out. The intended effect of the Reverse Stock Split is to enable the Company to maintain the number of record holders of the Common Stock at fewer than 300 holders, which is the level at or above which Securities and Exchange Commission (the “SEC”) public reporting is required. After the Reverse Stock Split, we intend to cease registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we would no longer be required to file periodic reports, current reports and other information with the SEC.

2.	To approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Special Meeting is October 12, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of the Company to Be Held on [●], 2025 at 9:00 a.m. (Central Time) via live webcast at www.virtualstockholdermeeting.com/ANEB2025SM.

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The proxy statement and the accompanying proxy card
are available at www.proxyvote.com

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THe PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THe PROXY STATEMENT OR THE RELATED SCHEDULE 13E-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IF GIVEN OR MADE, YOU SHOULD NOT RELY ON ANY SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY THE COMPANY. ALL STOCKHOLDERS SHOULD CAREFULLY READ THe PROXY STATEMENT AND ITS ANNEXES IN THEIR ENTIRETY BEFORE MAKING ANY DECISION IN RESPECT OF OUR COMMON STOCK.

By Order of the Board,

Richard A. Cunningham
Chief Executive Officer
Lakeway, Texas
, 2025

You are cordially invited to attend the Special Meeting online. Whether or not you expect to attend the Special Meeting, if you are a holder of record please complete, date, sign and return the enclosed proxy card, vote over the internet or use the designated toll-free telephone number as instructed in these materials, as promptly as possible in order to ensure your representation at the Special Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the Special Meeting. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction form you receive from your bank, broker or other nominee. If a “street name” holder wishes to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder at least 72 hours prior to the Special Meeting.

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PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

ANEBULO PHARMACEUTICALS, INC.
1017 Ranch Road 620 South, Suite 107
Lakeway, Texas 78734

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2025

General Information

The Board of Directors (sometimes referred to as the “Board”) of Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), is soliciting proxies to be voted at the special meeting of its stockholders (the “Special Meeting”) to be held on [●], 2025, at 9:00 a.m. (Central Time) via live webcast at www.virtualstockholdermeeting.com/ANEB2025SM. This proxy statement and the accompanying proxy card are being distributed and made available on or about                            , 2025.

Stockholders of the Company are being asked to consider and vote upon the following proposals at the Special Meeting:

Agenda Item	Board Vote Recommendation	Page Reference
To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in substantially the form attached to this proxy statement as Annex A, to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”), including stock held by the Company as treasury shares, at a ratio (the “Stock Split Ratio”) of not less than 1-for-2,500 and not greater than 1-for-7,500 (the “Range”), with the exact Stock Split Ratio to be set within the Range without further approval or authorization of our stockholders and at the discretion of our Board of Directors (the “Board”) and included in a public announcement, subject to the authority of the Board to abandon such amendment (the “Reverse Stock Split Proposal”)	FOR	65

To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).	FOR	66

After careful consideration of several factors, our Board and a special committee of the Board (the “Special Committee”), which was established for the purpose of evaluating strategic alternatives, including a potential going private transaction, have concluded that the costs associated with our being an SEC reporting company are not justified by the benefits. The Reverse Stock Split is being undertaken as part of our plan to go private and terminate the registration of our Common Stock under Section 12(b) of the Exchange Act, to suspend the Company’s duty to file periodic reports, current reports and other information with the Securities and Exchange Commission (the “SEC”) under Section 13(a) thereunder, and to delist our Common Stock from The Nasdaq Stock Market (“Nasdaq”). The primary purpose of the Reverse Stock Split is to enable the Company to maintain the number of record holders of its Common Stock below 300, which is the level at or above which SEC public reporting is required.

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After the Transaction (as defined below), we intend to cease registration of our Common Stock under the Exchange Act. As a result, effective on and following the termination of the registration of our Common Stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or other requirements applicable to a public company, including requirements under the Sarbanes–Oxley Act of 2002 (the “Sarbanes–Oxley Act”) and those required by the listing standards of a national stock exchange. Our Common Stock also would cease to be listed on the Nasdaq Capital Market and would not be eligible for listing on the New York Stock Exchange or The Nasdaq Stock Market. Any trading in our Common Stock after the Transaction and deregistration under the Exchange Act would only occur in privately negotiated sales and potentially on the over-the-counter (“OTC”) market, if one or more brokers chooses to make a market for our Common Stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

As a result of the Reverse Stock Split

●	a stockholder of record owning fewer than a minimum number of shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split (the “Effective Time”), which, depending on the Stock Split Ratio chosen by the Board, would be between 2,500 and 7,500 (the “Minimum Number”), will be entitled to receive only the cash payment of $3.50 multiplied by the number of shares owned by such stockholder immediately before the Reverse Stock Split, without interest, (the “Cash Payment”), will no longer be a stockholder, will no longer have any ownership interest in us, and will cease to participate in the potential appreciation in the value of our Common Stock or our future distributions to stockholders, if any; and

●	a stockholder of record owning at least the Minimum Number of shares immediately prior to the Effective Time will continue to hold one share of Common Stock for every integer multiple of the Minimum Number of shares of Common Stock such stockholder owns immediately prior to the Effective Time, will remain a stockholder of the Company, and will only be entitled to receive a Cash Payment for such stockholder’s fractional share interests resulting from the Reverse Stock Split, if any.

A copy of the proposed amendment to the Certificate of Incorporation (the “Amendment”) is attached as Annex A to this proxy statement. The Reverse Stock Split, together with the Cash Payments to stockholders in lieu of fractional shares, is referred to as the “Transaction.”

The Board has fixed October 12, 2025 as the record date for the Special Meeting (the “Record Date”). Stockholders of record as of the Record Date are entitled to vote at the Special Meeting and any postponements or adjournments thereof. We cannot complete the Reverse Stock Split unless holders of a majority of the outstanding shares of our Common Stock on the Record Date approve the Reverse Stock Split Proposal at the Special Meeting. On the [Record Date], there were 41,084,731 shares of Common Stock outstanding. Each of our directors, the stockholders who participated in the December 2024 private placement transaction (the “December Investors”) and their respective affiliates, who together hold or share the power to vote approximately 91.7% of our outstanding shares on the [Record Date], have indicated that they will vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power. (including (i) one unaffiliated stockholder holding the power to vote 6.1% of our outstanding shares who has entered into a support agreement agreeing to waive certain contractual rights that would be violated by the Reverse Stock Split and agreeing to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal (ii) stockholders holding the power to vote in the aggregate approximately 74.2% of our outstanding shares (including our founder, Dr. Joseph Lawler who serves as one of our directors, an unaffiliated stockholder and 22 NW Fund, LP (“22 NW”), an entity controlled by one of our directors, Aron English) have waived certain contractual rights that would be violated by the Reverse Stock Split and have simply expressed their intention to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power but were not contractually bound to do so and (iii) Aron English, on behalf of himself and his affiliated entities that together own or control the power to vote approximately 11.3% of our outstanding shares (excluding the shares held by NW22) have simply expressed their intention to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power but were not contractually bound to do so.

This proxy statement contains important information concerning the Transaction and the Special Meeting. We strongly urge you to read this proxy statement, along with its annexes, carefully and in their entirety.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT OR THE RELATED SCHEDULE 13E-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IF GIVEN OR MADE, YOU SHOULD NOT RELY ON ANY SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY THE COMPANY. ALL STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT AND ITS ANNEXES IN THEIR ENTIRETY BEFORE MAKING ANY DECISION IN RESPECT OF OUR COMMON STOCK.

Even if you plan to attend the Special Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the Special Meeting.

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Summary Term Sheet

The following summary term sheet, together with the section that follows titled “Questions and Answers About These Proxy Materials and Voting,” highlights certain information about the Reverse Stock Split and other aspects of the Transaction, but may not contain all of the information that is important to you. For a more complete description of the Reverse Stock Split and other aspects of the Transaction, we urge you to carefully read this Proxy Statement and the annexes hereto before you vote. For your convenience, we have directed your attention to the location in this Proxy Statement where you can find a more complete discussion of the items listed below.

The Transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act, because it is intended to, and, if completed, will enable us to, terminate the registration of our Common Stock under Section 12(b) of the Exchange Act and suspend our duty to file periodic reports, current reports and other information with the SEC under Section 13(a) thereunder. In connection with the Transaction, we have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3.

The Reverse Stock Split

The Reverse Stock Split will be at a ratio within the range of 1-for-2,500 to 1-for-7,500. In lieu of issuing any fractional shares to stockholders who will only hold fractional shares as a result of the Reverse Stock Split, we will make a cash payment to each such stockholder of $3.50 per share, without interest, for each share of Common Stock they held immediately before the Reverse Stock Split. Accordingly, stockholders owning fewer than the Minimum Number of shares at the Effective Time, whom we refer to as “Cashed Out Stockholders,” will have no further interest in the Company, will no longer be stockholders of the Company and will be entitled to receive only the cash payment of $3.50 multiplied by the number of shares owned by such stockholders immediately before the Reverse Stock Split. Stockholders owning at least the Minimum Number of shares of our Common Stock at the Effective Time will remain stockholders (“Continuing Stockholders”), will continue to hold whole shares and will be entitled to receive a Cash Payment for their fractional share interests resulting from the Reverse Stock Split. The fractional shares purchased by the Company will be cancelled and returned to the status of authorized but unissued shares.

The Reverse Stock Split will become effective on the date the Company files the Amendment with the Secretary of State of the State of Delaware, or on any later date and time that the Company may specify in the Amendment.

Purpose of and Reasons for the Reverse Stock Split and the Transaction

The primary purpose of the Transaction (which includes the Reverse Stock Split) is to enable us to maintain the number of record holders of our Common Stock below 300, which is the level at or above which we are required to file public reports with the SEC. If the Board determines to proceed with the Transaction, it will determine the Stock Split Ratio for the Reverse Stock Split after the Special Meeting. The Special Committee and the Board of Directors have determined that the costs of being an SEC reporting company outweigh the benefits thereof and, thus, it is no longer in the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers, directors or anyone who controls, is controlled by or under common control of an executive officer or director and stockholders who beneficially own more than 10% of our outstanding Common Stock, which we refer to as “10% stockholders”), for us to remain an SEC reporting company.

The Transaction is part of a plan to “go private” and in connection therewith to suspend our duty to file periodic and current reports and other information with the SEC under the Exchange Act and to delist our Common Stock from Nasdaq. We believe the level of expenditure required to maintain our public company status has become too burdensome in light of our strategy to develop our product candidates, continue to reduce our operating costs, and return the maximum value to our stockholders.

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Our principal reasons for proposing the Transaction are the following:

●	The Company currently realizes few of the traditional benefits of public company status. For example, as an SEC reporting and Nasdaq-listed company, we expected to be able to leverage our public company equity to raise capital. Indeed, that was the primary reason for the Company to become a public company in 2021. However, the low volume of trading limits our Common Stock’s liquidity. This affects our ability to raise capital from the public markets, effectively use our Common Stock as transaction consideration, attract interest from institutional investors or market analysts and otherwise enjoy the traditional benefits of being a publicly traded company. Despite the lack of these benefits, we incur all of the significant annual expenses and indirect costs associated with being a public company.

●	We expect to realize approximately $1.3 million of annual cost savings as a result of the termination of the registration of our shares of Common Stock under the Exchange Act and the delisting of our Common Stock from Nasdaq as a result of a potential reduction in various fees and costs incurred by us including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing, insurance, Nasdaq annual fees, and other miscellaneous costs associated with being a publicly traded company.

●	By reducing the time spent by our management and employees preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications, management will be able to focus more on managing the Company’s business.

●	Stockholders that hold less than the Minimum Number of shares immediately prior to the Effective Time of the Reverse Stock Split which, depending on the Stock Split Ratio chosen by the Board, would be between 2,500 and 7,500, will have the ability to liquidate their holdings in us and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions and other transaction costs.

●	If we were a private company, our management would have greater flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce short-term earnings per share growth.

●	The Transaction will have a limited effect on the relative voting power of Continuing Stockholders. Based on current record and beneficial owner information, the Transaction will result in an insignificant change in the relative voting power of the Company’s directors and executive officers as a group.

●	The Company’s directors and executive officers will be treated no differently than unaffiliated stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders since the sole determining factor as to whether a stockholder will be a Continuing Stockholder is the number of shares of our Common Stock that they own prior to the Effective Time.

●	Our business and operations are expected to continue following the Transaction substantially as presently conducted.

See “Special Factors—Purpose of and Reasons for the Transaction” beginning on page 18.

Disadvantages of the Transaction

If the Transaction occurs, there will be certain disadvantages to stockholders, including the following:

●	Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

●	We will cease to file periodic reports, current reports, and other information with the SEC, and stockholders will cease to receive annual reports and proxy statements. Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently.

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●	We will no longer be listed on the Nasdaq Capital Market. Any trading in our Common Stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC market, if one or more brokers choose to make a market for our Common Stock there and comply with applicable regulatory requirements; however, there can be no assurances regarding any such trading. Because of the possible limited liquidity for our Common Stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our Common Stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their Common Stock.

●	We will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act or the oversight of Nasdaq.

●	Our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our Common Stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

●	We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

●	Based on information we have received through August 15, 2025 from our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), and from Mediant Communications, Proxytrust, Say Technologies, and Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc. with regard to the size of holdings of those stockholders who may hold shares in “street name,” (collectively referred to as the “August Stockholder Data”), we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split will be approximately $4.1 million based on an assumed Reverse Stock Split ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios. Based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split would be approximately (a) $3.2 million based on an assumed Reverse Stock Split ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios; or (b) $4.7 million based on an assumed Reverse Stock Split ratio of 1-for-7,500, which is the high end of the Range of the Stock Split Ratios. In addition, we estimate that our total professional fees and other expenses will total approximately $1.0 million. However, our total Transaction-related costs and expenses could be larger or smaller than the estimates set forth above, which have been provided for illustrative purposes only, depending on, among other things, (i) the number of fractional shares to be cashed out in the Reverse Stock Split as a result of purchases, sales and other transfers of shares of Common Stock by stockholders prior to the Effective Time of the Reverse Stock Split, (ii) the Stock Split Ratio the Board chooses, or (iii) an increase in the costs and expenses of the Transaction. We expect to pay the cash payments in lieu of fractional shares and the costs relating to the Transaction from cash on hand. As a result, immediately after the Transaction, our cash balances on hand will be reduced.

●	Our SEC reporting obligations could be reinstated. If on the first day of any fiscal year after the suspension of our filing obligations we have 300 or more stockholders of record, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

●	Under Delaware law, our Certificate of Incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Transaction

●	Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Special Meeting, and not a majority vote of the unaffiliated stockholders.

See “Special Factors— Purpose of and Reasons for the Transaction—Disadvantages of the Transaction” beginning on page 20.

Effects of the Transaction

As a result of the Transaction:

●	We expect to maintain the number of our stockholders of record below 300, which will allow us to terminate the registration of our Common Stock under Section 12(b) of Exchange Act, suspend the Company’s duty to file periodic reports, current reports and other information with the SEC under Section 13(a) thereunder, and delist our Common Stock from Nasdaq.

●	We will no longer be subject to any reporting requirements under the Exchange Act or those required by the listing standards of a national securities exchange, the provisions of the Sarbanes–Oxley Act or the rules of the SEC applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC.

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●	Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits in our shares of Common Stock. Persons acquiring 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

●	We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

●	Our shares of Common Stock will cease to be listed on the Nasdaq Capital Market and we do not intend to list them on any other national securities exchange. Any trading in our Common Stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers chooses to make a market for our Common Stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

●

Stockholders owning fewer than the Minimum Number of shares at the Effective Time will be entitled to receive only a cash payment of $3.50 multiplied by the number of shares owned by such stockholders immediately before the Reverse Stock Split, without interest, will no longer be stockholders, will no longer have any ownership interest in us, and will cease to participate in the potential appreciation in the value of our Common Stock or our future distributions to stockholders, if any.

●	Stockholders owning at least the Minimum Number of shares of our Common Stock at the Effective Time will remain stockholders, will continue to hold one share of Common Stock for every integer multiple of the Minimum Number of shares of Common Stock they own immediately prior to the Effective Time, will remain stockholders of the Company, and will receive a Cash Payment for their fractional share interests resulting from the Reverse Stock Split, if any.

●

The number of shares subject to options currently outstanding and the corresponding exercise prices will be equitably adjusted, and the number of shares subject to warrants currently outstanding and the corresponding exercise prices will be proportionately adjusted, to give effect to the Reverse Stock Split.

●	Less public information about the Company will be available after the Transaction. Since our obligation to file periodic reports, current reports and other information with the SEC will be suspended, Continuing Stockholders will no longer have access to publicly filed audited financial statements, information about executive compensation and other information about us and our business, operations and financial performance.

●	Assuming the Reverse Stock Split is effected at a ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios, the percentage of the Company’s Common Stock beneficially owned by the directors of the Company as a group will increase from 83.6% to approximately 86.0%, based on our shares of Common Stock outstanding on August 15, 2025, which will not affect control of the Company. Similarly, based on an assumed Stock Split Ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios, the percentage of the Company’s Common Stock beneficially owned by the directors of the Company as a group will increase to approximately 85.5% and based on an assumed Stock Split Ratio of 1-for -7,500, which is the high end of the Range of the Stock Split Ratios, will increase to approximately 86.4%,

●	There will be no differences between the respective rights, such as dividend, voting, liquidation or other rights, preferences or limitations of our Common Stock prior to the Reverse Stock Split and our Common Stock after the Reverse Stock Split.

●

Based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split will be approximately $4.1 million based on an assumed Reverse Stock Split ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios. Based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split would be approximately (a) $3.2 million based on an assumed Reverse Stock Split ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios; or (b) $4.7 million based on an assumed Reverse Stock Split ratio of 1-for-7,500, which is the high end of the Range of the Stock Split Ratios. In addition, we estimate that our total professional fees and other expenses will total approximately $1.0 million. However, this total amount, which has been provided for illustrative purposes only, could be larger or smaller depending on, among other things, (i) the number of fractional shares to be cashed out in the Reverse Stock Split as a result of purchases, sales and other transfers of shares of Common Stock by stockholders prior to the Effective Time of the Reverse Stock Split, (ii) the Stock Split Ratio the Board chooses, or (iii) an increase in the costs and expenses of the Transaction.

See “Special Factors—Effects of the Transaction (including the Reverse Stock Split)” beginning on page 26, and “Special Factors—Interests of Executive Officers, Directors and 10% Stockholders” beginning on page 29.

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Special Committee and Board Recommendations Regarding the Transaction

The Board established the Special Committee, composed of independent directors, for the purpose of evaluating strategic alternatives, including a potential going private transaction. In forming the Special Committee, the Board restricted itself from taking any action with respect to a going private transaction unless such action was recommended by the Special Committee. The Special Committee considered whether the Transaction, including the Reverse Stock Split, was in the best interests of our stockholders, including our unaffiliated stockholders. In that regard, the Special Committee considered the purposes of and certain alternatives to the Transaction. (see “Special Factors—Alternatives to the Transaction” beginning on page 25), the related advantages and disadvantages to our unaffiliated stockholders of the Transaction, and the fairness of the terms of the Transaction both to unaffiliated Cashed Out Stockholders and to unaffiliated Continuing Stockholders.

The Special Committee consists of Jason Aryeh, Kenneth Lin, and Bimal Shah, each of whom the Board has determined to be independent within the meaning of Nasdaq listing standards and Rule 10A-3(b) of the Exchange Act and disinterested vis-à-vis the contemplated going private transaction. The Special Committee did not include Joseph Lawler, an independent director who owns 29.2% of our voting stock and beneficially owns approximately 29.5% of the Company’s Common Stock and Aron English, a director, together with his affiliated entities, owns 49.0% of our voting stock and who beneficially owns approximately 51.2% of the Company’s Common Stock. The Special Committee, after considering other advisors, retained an independent third-party valuation firm, Houlihan Capital, LLC (“Houlihan Capital”), which provided the Special Committee with a fairness opinion as to the Cash Payment to be paid in the Transaction, from a financial point of view, to the minority, unaffiliated stockholders of the Company, a copy of which is attached to this proxy statement as Annex B. The “minority, unaffiliated stockholders of the Company” are all of the unaffiliated stockholders of the Company other than the December Investors and their respective affiliates. It is expected that each member of the Special Committee will receive an equity grant as additional compensation for his work on the Special Committee, the terms of such equity grants have not been determined.

The Special Committee has reviewed the Transaction and has determined that the Transaction is in the best interests its stockholders, including unaffiliated stockholders. The Special Committee unanimously recommended the Transaction to the Board.

The Board of Directors has fully reviewed, discussed with the Special Committee and considered the terms, purpose, alternatives and effects of the Transaction, together with the analysis of the Special Committee described in “Special Factors,” and has determined that the Transaction is in the best interests of the Company’s stockholders (including unaffiliated stockholders) and that the Transaction is substantively and procedurally fair to the unaffiliated stockholders of the Company, including the unaffiliated Cashed Out Stockholders and the unaffiliated Continuing Stockholders. The Board unanimously approved the Transaction (including the Reverse Stock Split).

The Board recommends that stockholders vote “FOR” approval of the Reverse Stock Split Proposal and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.

See “Special Factors—Background of the Transaction” beginning on page 21 and “Special Factors—Fairness of the Transaction” beginning on page 31.

Reservation of Rights

The Board of Directors has reserved the right to abandon the proposed Reverse Stock Split at any time if it believes the Reverse Stock Split is no longer in the best interests of our stockholders, whether prior to or following the Special Meeting. See “Special Factors—Reservation of Rights” beginning on page 31 and “Special Factors—Termination of the Transaction” beginning on page 49.

Fairness of the Transaction

The Special Committee and the Board fully considered and reviewed the terms, purpose, alternatives, effects and disadvantages of the Transaction, and each has unanimously determined that the Transaction, taken as a whole, is procedurally and substantively fair to, and in the best interests of, the unaffiliated Cashed Out Stockholders as well as the unaffiliated Continuing Stockholders.

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The Special Committee and the Board considered a number of factors in reaching their respective determinations regarding substantive and procedural fairness, including:

●	current and historical market prices of the Company’s Common Stock;

●	the Transaction provides a large number of the Company’s stockholders with the opportunity to obtain cash for their shares in a limited trading market and at a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions and other transaction costs;

●	the Transaction will not affect holders of the Company’s Common Stock differently on the basis of affiliate status because the sole determining factor in whether a stockholder will no longer hold the Company’s Common Stock after the Transaction or will continue as a holder of the Company’s Common Stock as a result of the Transaction is the number of shares of the Company’s Common Stock held by the stockholder as of the Effective Time of the Reverse Stock Split;

●	the Transaction will have a minimum effect on the voting power of the Company’s stockholders as the only effect of the Transaction on the Company’s voting power will be a slight change in the overall ownership percentage of the Continuing Stockholders;

●	in determining the cash amount to be paid in lieu of fractional shares in the Transaction, the Special Committee and the Board considered the value of the Company’s shares on the basis of a going concern based on an income approach and market approach, as presented in its financial advisor’s report;

●

the Special Committee and the Board did not consider the Company’s net book value, going concern value or liquidation value to be material to determining the Cash Payment in the Transaction for several reasons, including that the Company operates as a going concern business and is not asset intensive.

●	prices at which the Company’s affiliates have purchased shares in the recent past;

●	the fairness opinion prepared by Houlihan Capital that the Cash Payment to be paid in the Transaction is fair from a financial point of view, to the minority, unaffiliated shareholders of the Company;

●	the opportunity the Transaction presents for stockholders owning fewer than the Minimum Number of shares to liquidate their holdings without incurring brokerage costs;

●	no firm offers during the past two years by any affiliate or unaffiliated person for the merger or consolidation of Anebulo with or into any other company, the sale or other transfer of all or any substantial part of the assets of Anebulo;

●	the Transaction and various alternatives were reviewed, and the Transaction was approved and recommended to the Board by the Special Committee, all of whose members are independent within the meaning of Nasdaq Corporate Governance Listing Standards and Section 10A-3(b) of the Exchange Act;

●	the Board, in forming the Special Committee, restricted itself from taking any action with respect to a going private transaction unless such action was recommended by the Special Committee;

●	the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held the Minimum Number of shares or more or less than the Minimum Number of shares of the Company’s Common Stock;

●	the Reverse Stock Split is being effected in accordance with all applicable requirements of Delaware law and our organizational documents;

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●	the Reverse Stock Split is being submitted to a vote of the Company stockholders and is subject to the approval of holders of a majority of the Company’s outstanding shares of Common Stock, recognizing that stockholders to be cashed out in the Transaction hold a nominal percentage of the vote;

●	all stockholders, including affiliated and unaffiliated stockholders will be treated equally as a result of the Reverse Stock Split; noting that if separate approval of unaffiliated stockholders were required, the Company’s affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment as a result of the Reverse Stock Split;

●	between the date of this proxy statement and the Effective Time of the Reverse Stock Split, the Company’s stockholders will have an opportunity to adjust the number of shares of Common Stock they will own as of the Effective Time of the Reverse Stock Split.

For additional factors reviewed by the Special Committee and the Board, see “Special Factors—Fairness of the Transaction” beginning on page 31.

Interests of Executive Officers, Directors and 10% Stockholders

Our executive officers, directors and their affiliates may have interests in the Transaction that differ from your interests as a stockholder in the Company, and have relationships that may present conflicts of interest. Assuming the Reverse Stock Split is effected at a ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios, upon the effectiveness of the Transaction, the percentage of the Company’s Common Stock beneficially owned by the directors of the Company as a group will increase from 83.6% to approximately 86.0%, based on our shares of Common Stock outstanding on August 15, 2025, which will not affect control of the Company. Similarly, based on an assumed Stock Split Ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios, the percentage of the Company’s Common Stock beneficially owned by the directors of the Company as a group will increase to approximately 85.5% and based on an assumed Stock Split Ratio of 1-for -7,500, which is the high end of the Range of the Stock Split Ratios, will increase to approximately 86.4%, See “Special Factors—Interests of Executive Officers, Directors and 10% Stockholders” beginning on page 46.

Vote Required for Approval of the Reverse Stock Split Proposal and the Adjournment Proposal at the Special Meeting

A majority of the outstanding shares of our Common Stock entitled to vote will constitute a quorum for the purposes of the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Special Meeting is required for the approval of the Reverse Stock Split Proposal. The affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for the approval of the Adjournment Proposal.

Each of our directors, the December Investors, and their respective affiliates, who together hold or share the power to vote approximately 91.7% of our outstanding shares on the [Record Date], have indicated that they will vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power. This includes (i) one unaffiliated stockholder holding the power to vote 6.1% of our outstanding shares who has entered into a support agreement agreeing to waive certain contractual rights that would be violated by the Reverse Stock Split and agreeing to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal (ii) stockholders holding the power to vote in the aggregate approximately 74.2% of our outstanding shares (including Dr. Joseph Lawler, an unaffiliated stockholder and 22 NW Fund) have waived certain contractual rights that would be violated by the Reverse Stock Split and have simply expressed their intention to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power but were not contractually bound to do so and (iii) Aron English, on behalf of himself and his affiliated entities that together own or control the power to vote approximately 11.3% of our outstanding shares (excluding the shares held by 22 NW) have simply expressed their intention to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power but were not contractually bound to do so.

Treatment of Beneficial Holders (Stockholders Holding Shares in “Street Name”)

Although the Transaction is designed to reduce the number of stockholders of record, we intend to treat stockholders holding our Common Stock in street name in substantially the same manner as stockholders whose shares are registered in their names for purposes of the Transaction. However, banks, brokers and other nominees may have different procedures than registered stockholders for processing the Transaction. Accordingly, if you hold your shares in “street name,” we encourage you to promptly contact your bank, broker or other nominee.

See “Special Factors—Effects of the Transaction (including the Reverse Stock Split)” beginning on page 26.

Determination of Stockholders of Record

In determining whether the number of our stockholders of record of our Common Stock is below 300 for regulatory purposes, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including Anebulo, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of shares. Based on information available to us through August 15, 2025, there were less than 300 holders of record of our shares of Common Stock.

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See “Special Factors—Effects of the Transaction (including the Reverse Stock Split)” beginning on page 26.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if the Board chooses to effect it, will become effective on the date the Company files the Amendment with the Secretary of State of the State of Delaware, or on any later date and time that the Company may specify in the Amendment.

All of our stockholders of record hold their shares in book-entry form, which means that such stockholders do not have stock certificates evidencing their ownership of Common Stock. Accordingly, each Cashed Out Stockholder will receive a check by mail at such Cashed Out Stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing this check, the Cashed Out Stockholder will warrant that the Cashed Out Stockholder owns the shares for which the Cash Payment was received. Our transfer agent, Continental, will act as our agent for purposes of paying for fractional shares in connection with the Transaction.

For Continuing Stockholders, you do not need to take any action. Your holdings will be electronically adjusted by our transfer agent to give effect to the Reverse Stock Split. If any book-entry statement representing shares of pre-split shares contains a restrictive legend or notation, as applicable, the corresponding book-entry statements representing post-split shares will contain the same restrictive legend or notation. Similar to the Cashed Out Stockholders, if a Continuing Stockholder is to receive a Cash Payment in lieu of fractional shares as a result of the Reverse Stock Split, such Continuing Stockholder will receive a check by mail at such Continuing Stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing this check, the Continuing Stockholder will warrant that the Continuing Stockholder owns the shares for which the Cash Payment was received.

See “Special Factors—Effective Time of Reverse Stock Split” on page 49 and Special Factors—Payment for Fractional Shares” beginning on page 50.

Financing for the Transaction

Since at this time we do not know how many record and beneficial holders of our Common Stock will be Cashed Out Stockholders, we do not know the exact cost of the Reverse Stock Split. However, based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split will be approximately $4.1 million based on an assumed Reverse Stock Split ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios. Based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split would be approximately (a) $3.2 million based on an assumed Reverse Stock Split ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios; or (b) $4.7 million based on an assumed Reverse Stock Split ratio of 1-for-7,500, which is the high end of the Range of the Stock Split Ratios. In addition, we estimate that our total professional fees and other expenses will total approximately $1.0 million. However, our total Transaction-related expenses could be larger or smaller than the estimates set forth above, which have been provided for illustrative purposes only, depending on, among other things, (i) the number of fractional shares to be cashed out in the Reverse Stock Split as a result of purchases, sales and other transfers of shares of Common Stock by stockholders prior to the Effective Time of the Reverse Stock Split, (ii) the Stock Split Ratio the Board chooses, or (iii) an increase in the costs and expenses of the Transaction. We expect to pay the cash payments in lieu of fractional shares and the costs relating to the Transaction from cash on hand. The Board has the right at any time to abandon the Reverse Stock Split. If the Board determines that the Reverse Stock Split is not in the best interest of the stockholders, including that the total cash requirement of the Transaction is prohibitively expensive as a result of subsequent trading activity, it may abandon the Reverse Stock Split even if the Reverse Stock Split is approved by our stockholders.

See “Special Factors—Source of Funds and Expenses” beginning on page 48.

Recent Market Prices of our Common Stock

The closing prices of our Common Stock on July 22, 2025, the last trading day before the public announcement of the approval of the Transaction by the Board, and on the Record Date, were $1.83 per share and $[●] per share, respectively.

See “Information About the Company—Market Price of Common Stock” beginning on page 53.

No Appraisal or Dissenters’ Rights

Under Delaware law, our Certificate of Incorporation and our Amended and Restated Bylaws, as amended (our “Bylaws”), no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Reverse Stock Split.

See “Special Factors—No Appraisal or Dissenters’ Rights” beginning on page 50

Material Federal Income Tax Consequences

Generally, a Cashed Out Stockholder that is a U.S. holder (as defined below) or a Continuing Stockholder who receives cash in lieu of a fractional share of Common Stock as a result of the Reverse Stock Split will recognize a capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for a fractional share as a result of the Reverse Stock Split generally will not recognize any gain or loss for United States federal income tax purposes.

See “Special Factors—Material Federal Income Tax Consequences” beginning on page 41.

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Questions and Answers About
These Proxy Materials and Voting

Who is soliciting my vote?

The Board of Directors of Anebulo Pharmaceuticals, Inc. is soliciting your proxy to be used at the Special Meeting, including at any adjournments or postponements of the Special Meeting.

When and where will the Special Meeting be held?

The Special Meeting will be held on [●], 2025, at 9:00 a.m. (Central Time) via a live webcast at www.virtualstockholdermeeting.com/ANEB2025SM.

Who is entitled to vote?

Only stockholders on the record date of October 12, 2025 (the “Record Date”) will be entitled to vote at the Special Meeting. On the [Record Date], there were 41,084,731 shares of Common Stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination by any stockholder for the ten days ending the day prior to the Special Meeting at our headquarters located at 1017 Ranch Road 620 South, Suite 107, Lakeway, Texas 78734. If you would like to view the list, please contact our Secretary to schedule an appointment by calling (512) 598-0931 or writing to the Secretary at the address above.

How do I attend the Special Meeting?

If you are a stockholder of record, you may attend the Special Meeting virtually by visiting www.virtual-stockholder-meeting.com/ANEB2025SM and entering the 16-digit Control Number found next to the label “Control Number” on your proxy card. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the Special Meeting if you have questions about obtaining your control number. You will not be able to attend the Special Meeting in person.

We encourage you to access the Special Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on [●], 2025.

While there is no fee to attend the virtual Special Meeting, you may incur data or other fees imposed by your Internet or wireless carrier. incur data or other fees imposed by your Internet or wireless carrier.

If you do not have a 16-digit control number, you may also visit www.virtualshareholdermeeting.com/ANEB2025SM and log in as a guest. You will not be able to vote your shares during the Special Meeting if you participate as a guest.

The recording, reproduction, or distribution of the virtual Special Meeting, or any portion thereof, is strictly prohibited.

Where can I get technical assistance?

If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the Special Meeting.

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Who can vote at the Special Meeting?

Only stockholders of record on the record date of October 12, 2025 (the “Record Date”) will be entitled to vote at the Special Meeting. On the [Record Date], there were 41,084,731 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Special Meeting.

A list of our stockholders of record will be open for examination by any stockholder for the ten days ending the day prior to the Special Meeting at our headquarters located at 1017 Ranch Road 620 South, Suite 107, Lakeway, Texas 78734. If you would like to view the list, please contact our Secretary to schedule an appointment by calling (512) 598-0931 or writing to the Secretary at the address above.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Continental, then you are a stockholder of record and this proxy statement is sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote at the Special Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a valid proxy issued in your name from that record holder at least 72 hours prior to the Special Meeting.

If you are a beneficial owner and do not instruct your broker, bank, or nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote.

Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposal 1 and Proposal 2 are non-routine matters. Accordingly, your broker, bank or nominee may not vote your shares on Proposal 1 and/or Proposal 2 without your instructions. Because there are no routine matters on which brokers, banks or other nominees can vote without instruction at the Special Meeting, no broker non-votes are expected at the Special Meeting.

What am I voting on?

Proposal 1.	The Reverse Stock Split Proposal: to approve an amendment to the Certificate of Incorporation, in substantially the form attached to the proxy statement as Annex A, to effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, including stock held by the Company as treasury shares, at a ratio within the Range of not less than 1-for-2,500 and not greater than 1-for-7,500, with the exact Stock Split Ratio to be set within the Range without further approval or authorization of our stockholders and at the discretion of the Board and included in a public announcement, subject to the authority of the Board to abandon such amendment.

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Proposal 2.	The Adjournment Proposal: to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal.

What will happen if the Reverse Stock Split Proposal is approved by the Company’s stockholders?

Assuming that the Board does not abandon the Reverse Stock Split, our Board will select the appropriate Stock Split Ratio and we will effect the Reverse Stock Split. So long as we we continue to have fewer than 300 record holders of our Common Stock after the Transaction is effected, we will file applicable forms with the SEC to deregister our shares of Common Stock under the federal securities laws and to delist our shares from the Nasdaq Capital Market. Upon the effectiveness of those filings, the Company would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies and Nasdaq Capital Market rules applicable to listed companies. We will also no longer be subject to the provisions of the Sarbanes-Oxley Act and other regulations applicable to public reporting companies. In addition, Cashed Out Stockholders will no longer have a continuing interest as stockholders of the Company and will not share in any future increase in the value of the Company. Our Common Stock also would cease to be listed on the Nasdaq Capital Market and would not be eligible for listing on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. Any trading in our Common Stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Market, if one or more brokers chooses to make a market for our Common Stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

What will happen if the Reverse Stock Split Proposal is not approved?

Though the number of record holders of our Common Stock is currently below 300, which would enable us to file the applicable forms to deregister and delist our Common Stock without the Transaction, our Board’s current view is that implementation of the Transaction as part of the deregistration/delisting of our Common Stock is in the best interests of the Company’s stockholders because it reduces the risk of the Company becoming re-subject to the public reporting requirements if the Company’s ownership were to reach 300 or more record holders in the future. However, if the Reverse Stock Split is not approved by our stockholders, the Board would need to reconsider whether it would be in the best interests of the stockholders to proceed with the deregistration/delisting of our Common Stock without the Transaction, if the Company were eligible to do so at such time (i.e., if the number of record holders of our Common Stock continued to be below 300). If the Board of Directors determines not to proceed with the deregistration/delisting of our Common Stock, we will continue to operate our business as presently conducted.

If the Reverse Stock Split Proposal is approved by the stockholders, can the Board of Directors determine not to proceed with the Transaction?

If the Reverse Stock Split Proposal is approved by the stockholders, the Board of Directors may determine not to proceed with the Transaction or proceed with another transaction, if they believe that proceeding with the Transaction is not in the best interests of the stockholders. If the Board of Directors determines not to proceed with the Transaction, we will continue to operate our business as presently conducted unless the Board determines it would be in the best interests of the stockholders to proceed with the deregistration/delisting of our Common Stock without the Transaction, if the Company were eligible to do so at such time (i.e., if the number of record holders of our Common Stock continued to be below 300).

What does the deregistration of our Common Stock mean?

Effective on and following the termination of the registration of the Common Stock under the Exchange Act, we will no longer have to file annual, quarterly and other reports with the SEC, and our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in the Common Stock. Persons acquiring 5% of the Common Stock will no longer be required to report their beneficial ownership under the Exchange Act. In addition, we will take action to delist the Common Stock from Nasdaq and we will no longer be subject to its rules. Any trading in the Common Stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC market, if one or more brokers chooses to make a market for the Common Stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

What will I receive in the Transaction?

If you own fewer than the Minimum Number of shares of the Common Stock immediately prior to the Effective Time, you will receive $3.50 in cash, without interest, from us for each share of Common Stock you own immediately prior to the Effective Time and you will no longer be a stockholder. If you own at least the Minimum Number of shares of the Common Stock immediately prior to the Effective Time, you will remain a stockholder and will continue to hold one share of Common Stock for every integer multiple of the Minimum Number of shares of Common Stock you own immediately prior to the Effective Time, and you will receive cash for your fractional share interests resulting from the Reverse Stock Split, if any.

What if I hold fewer than the Minimum Number of shares of Common Stock and hold all of my shares in “street name”?

If you hold fewer than the Minimum Number of shares of Common Stock in “street name,” your broker, bank or other nominee is considered the stockholder of record with respect to those shares and not you. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of Common Stock and that it may hold the Minimum Number or more total shares when aggregating shares. Therefore, depending upon their procedures, they may not be obligated to treat the Reverse Stock Split as affecting beneficial holders’ shares on an individual basis. We intend to treat stockholders holding the Common Stock in “street name” in the same manner as record holders. Prior to the Reverse Stock Split, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of Common Stock in “street name,” ask them to provide us with information on how many shares held by beneficial holders will be cashed out, and request that they effect the Reverse Stock Split for those beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Accordingly, if you hold your shares of Common Stock in “street name,” we encourage you to promptly contact your bank, broker or other nominee.

What happens if I own a total of at least the Minimum Number of shares of Common Stock beneficially, but I hold fewer than the Minimum Number of shares of record in my name and fewer than the Minimum Number of shares with my broker in “street name”?

We may not have the information to compare your holdings in two or more different brokerage firms. As a result, if you hold at least the Minimum Number of shares, you may nevertheless have your shares cashed out if you hold them in a combination of accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Transaction, we recommend that you combine your holdings in one brokerage account or become a record holder prior to the Effective Time. You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold at least the Minimum Number of shares in any one account. To determine the Transaction’s effect on any shares you hold in “street name” (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.

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If I own fewer than the Minimum Number of shares of Common Stock, is there any way I can continue to be a stockholder of the Company after the Transaction?

If you own fewer than the Minimum Number of shares of Common Stock before the Reverse Stock Split, the only way you can continue to be a stockholder of the Company after the Reverse Stock Split is to purchase, prior to the Effective Time, sufficient additional shares to cause you to own at least the Minimum Number of shares at the Effective Time. However, even if the Board determines to continue with the Reverse Stock Split and the overall transaction following the Special Meeting, because the Board will not determine the Minimum Number until after the Special Meeting and it is likely that such determination will only be publicly announced shortly or immediately prior to us effecting the Reverse Stock Split, you would need to assume that the Minimum Number is 7,500 in order to ensure that you remain a Continuing Stockholder. However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to purchase sufficient shares to cause you to own at least the Minimum Number of shares. In this instance, you would no longer remain a stockholder after the Effective Time.

Is there anything I can do if I own at least the Minimum Number of shares of Common Stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?

If you own at least the Minimum Number of shares of Common Stock before the Reverse Stock Split you can only receive cash for all of your shares if, prior to the Effective Time, you reduce your stock ownership to fewer than the Minimum Number of shares by selling or otherwise transferring shares. Because the Board will not determine the Minimum Number until after the Special Meeting and it is likely that such determination will only be publicly announced shortly or immediately prior to us effecting the Reverse Stock Split, you would need to assume that the Minimum Number is 2,500 in order to ensure that you receive cash for all of your shares. However, we cannot assure you that any purchaser for your shares will be available.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.”

How do I vote?

For each of the matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Special Meeting, vote by proxy using the enclosed proxy card or vote by proxy through the internet or by telephone. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote at the Special Meeting even if you have already voted by proxy.

●	To vote during the Special Meeting, follow the instructions at www.virtual-stockholder-meeting.com/ANEB2025SM. You will need to enter the 16-digit Control Number found on your proxy card or in the email sending you the proxy statement.

●	If you are a stockholder of record, to vote prior to the Special Meeting, please follow the instructions below.

○	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

○	To vote through the internet prior to the Special Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the Control Number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. (Eastern Time) on [●], 2025 to be counted.

○	Vote by telephone by following the instructions on your proxy card. Your telephone vote must be received by 11:59 p.m. (Eastern Time) on [●], 2025 to be counted.

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Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from us.

●	To vote prior to the Special Meeting, simply complete and mail the voting instruction form to ensure that your vote is counted.

●	Alternatively, you may vote over the internet as instructed by your broker, bank or other nominee.

●	To vote at the Special Meeting, you must obtain a valid proxy issued in your name from your broker, bank or other nominee at least 72 hours prior to the Special Meeting. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact that organization to request a proxy form.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Special Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the Reverse Stock Split Proposal (Proposal 1) and “FOR” the Adjournment Proposal (Proposal 2).

If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other nominee with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank, or nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the NYSE deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote.

As discussed above, we believe that Proposal 1 and Proposal 2 are non-routine matters. Accordingly, your broker, bank or nominee may not vote your shares on Proposal 1 and/or Proposal 2 without your instructions. Because there are no routine matters on which brokers, banks or other nominees can vote without instruction at the Special Meeting, no broker non-votes are expected at the Special Meeting.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted at the Special Meeting, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not exercise their discretion to vote those shares on matters deemed non-routine. As mentioned above, we believe that Proposal 1 and Proposal 2 are non-routine matters.

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	PROPOSAL	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES

1.	Reverse Stock Split Proposal	The affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.	Same effect as a vote “AGAINST” this proposal.	None expected

2.	Adjournment Proposal	The affirmative vote of the holders of a majority of the shares present by remote communication or represented by proxy at the Special Meeting and entitled to vote on the proposal.	Same effect as a vote “AGAINST” this proposal.	None expected

In order for the Reverse Stock Split Proposal to be approved, the holders of a majority of the outstanding shares must vote “FOR” the Reverse Stock Split Proposal, not a majority of the unaffiliated stockholders.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote at the Special Meeting are present in person, by remote communication, or by proxy duly authorized. On the [Record Date], there were 41,084,731 shares outstanding and entitled to vote. Thus, the holders of at least 20,542,366 shares of Common Stock must be present virtually or represented by proxy at the Special Meeting to have a quorum.

Because, as mentioned above, banks, brokers and nominee holders of record will not have discretionary voting authority with respect to any of the proposals to be considered at the Special Meeting, if a beneficial owner of shares held in “street name” does not give voting instructions to the broker, bank or nominee holder of record, such shares will not be considered present or represented by proxy at the Special Meeting, which means such shares will not be included in determining whether a quorum is present. Abstentions, on the other hand, will be included in determining whether a quorum is present. If you hold your shares in street name, we encourage you to provide voting instructions to the broker, bank or nominee that holds your shares. If there is no quorum, the chair of the meeting or the holders of a majority of the shares represented at the meeting may adjourn the meeting to another date.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will, upon request, also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction form that you receive.

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Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy through the internet or by telephone.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at 1017 Ranch Road 620 South, Suite 107, Lakeway, Texas 78734.

●	You may vote online at the Special Meeting. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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Special Factors

Purpose of and Reasons for the Transaction

The primary purpose of the Transaction is to enable us to maintain the number of record holders of our Common Stock below 300, which is the level at or above which we are required to file public reports with the SEC. If the Board determines to proceed with the Transaction, it will determine the Stock Split Ratio for the Reverse Stock Split after the Special Meeting. After the Transaction, we currently intend to terminate the registration of the Common Stock under the Exchange Act, suspend the Company’s duty to file periodic reports, current reports and other information with the SEC and delist the Common Stock from Nasdaq. As a result, the Company would no longer be subject to other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of a national stock exchange.

The Special Committee and the Board have determined that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers, directors, their affiliates and stockholders who own more than 10% of our outstanding Common Stock), for us to remain an SEC reporting company. The Transaction is part of a plan to “go private” and is intended to make us a non-SEC reporting company. The costs associated with these reports and other filing obligations constitute significant overhead expenses. These costs include professional fees for our auditors and corporate counsel, Nasdaq annual fees, printing and mailing costs, internal compliance costs, and transfer agent costs. We also incur substantially higher premiums for director and officer insurance as a result of being a publicly held company than we would incur if we were privately held. In addition, we pay cash compensation to our Board members that we do not anticipate paying as a private company. In total, we estimate saving approximately $1.3 million each year if we were to be a private company.

Our principal reasons for proposing the Transaction are as follows:

●	The Company currently realizes few of the traditional benefits of public company status. For example, as an SEC reporting and Nasdaq-listed company, we expected to be able to leverage our public company equity to raise capital. Indeed, this was the primary reason for the Company to become a public company in 2021. However, the low volume of trading limits our Common Stock’s liquidity. This affects our ability to raise capital from the public markets, effectively use our Common Stock as transaction consideration, attract interest from institutional investors or market analysts and otherwise enjoy the traditional benefits of being a publicly traded company. Despite the lack of these benefits, we incur all of the significant annual expenses and indirect costs associated with being a public company.

●	The annual cost savings we expect to realize as a result of the termination of the registration of our shares of Common Stock under the Exchange Act and the delisting of our Common Stock from Nasdaq. These costs include professional fees for our auditors and corporate counsel, Nasdaq annual fees, printing and mailing costs, internal compliance costs, and transfer agent costs. We also incur substantially higher premiums for director and officer insurance as a result of being a publicly held company than we would incur if we were privately held. In addition, we pay cash compensation to our Board members that we do not anticipate paying as a private company. In total, we estimate saving approximately $1.3 million each year if we were to be a private company.

●	By reducing the time spent by our management and employees preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications, management will be able to focus more on managing the Company’s business.

●	Stockholders that hold less than the Minimum Number of shares immediately prior to the Effective Time of the Reverse Stock Split which, depending on the Stock Split Ratio chosen by the Board, will be between 2,500 and 7,500, will have the ability to liquidate their holdings in us and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions and other transaction costs.

●	As a private company, management would have greater flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce short-term earnings or per share growth.

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The determination to undertake the Transaction at this time, as opposed to another time, was driven by the following factors:

Limited Trading Volume

Our Common Stock is thinly traded. As of July 15, 2025, which was prior to the announcement of the Transaction, the average daily trading volume of the stock for the previous 30 days was approximately 17,368 shares per day (or less than one percent of our total shares of Common Stock outstanding). The low volume of trading limits our Common Stock’s liquidity.

The Board and management have for some time believed the Company’s scale of operations are too small to attract interest from institutional investors or market analysts, and therefore have been an obstacle to enhancing stockholder value. In addition, due to the consistently low trading volume, we have not been able to raise capital from the public markets without insider participation, effectively use our Common Stock as deal consideration or otherwise attract interest from institutional investors or market analysts. As described under “—Background to the Transaction,” since the Company has not been successful in raising significant money in the public markets, the Company’s last few financings have been led and primarily funded by an affiliated entity of Board members.

The Board also believes that the high number of outstanding shares of Common Stock held by officers, directors and their affiliates and its low trading price impairs the acceptability of the Common Stock by the financial community and the investing public.

Reduced Costs and Expenses

We incur both direct and indirect costs to comply with the filing and reporting requirements imposed on us as a result of being an SEC reporting company. Professional fees of lawyers and accountants, printing, mailing, Nasdaq annual listing fees and other costs incurred by us in complying with SEC reporting and compliance requirements are substantial. We also incur direct and indirect costs in complying with the Sarbanes-Oxley Act. Compliance with these requirements requires significant expenditure, as well as a significant investment of time and energy by our management and employees. If our SEC reporting obligations cease, we would not incur a substantial amount of these expenses.

We believe the level of expenditure required to maintain our public company status has become too burdensome in light of our strategy to develop our product candidates, continue to reduce our operating costs, and return the maximum value to our stockholders. Upon giving effect to the Transaction and our deregistration, we expect to realize annual cost savings of approximately $1.3 million primarily as a result of a potential reduction in: (i) professional fees of accountants associated with the audit process, (ii) insurance premiums for our directors’ and officers’ liability insurance, (iii) Board and employee related expenses, (iv) Nasdaq annual listing fees, and (v) legal, printing, and other miscellaneous costs associated with being a publicly traded company. We believe that these annual cost savings will result in a significant reduction in our operating costs. See “Financial Information—Pro Forma Financial Statements (Unaudited)” for a discussion of the potential impact of effecting the Transaction. Please note, however, that these projected annual cost savings are only estimates and our savings could be higher or lower than estimated. See “Cautionary Statement Regarding Forward-Looking Statements.”

Liquidity for Small Stockholdings

The Board believes that holders of small amounts of shares of our Common Stock may be deterred from selling their shares because of the lack of an active trading market and disproportionately high brokerage costs. Based on the August Stockholder Data, we estimate that there are approximately 2,800, 2,900, and 2,900 stockholders of fewer than 2,500, 5,000, and 7,500 shares of our Common Stock, respectively. Pursuant to the Transaction, our small stockholders (those holding fewer than the denominator in the Stock Split Ratio selected by the Board following stockholder approval of the Reverse Stock Split) will have the ability to liquidate their holdings in us and receive a premium in cash over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions and other transaction costs.

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Limited Effect on Relative Voting Power

The Transaction at any Stock Split Ratio within the 1-for-2,500 to 1-for-7,500 Range will have a limited effect on the relative voting power of Continuing Stockholders. Based on current record and beneficial owner information, the Transaction will result in an insignificant change in the relative voting power of the Company’s directors and executive officers as a group.

Directors and Officer Treated Same as Unaffiliated Stockholders

The Company’s directors and executive officers will be treated no differently than unaffiliated stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders; however, because the number of shares owned by a stockholder is a factor considered in determining affiliate status, as a practical matter, the stock of affiliated stockholders will not be cashed out in the Reverse Stock Split. The sole determining factor as to whether a stockholder will be a Continuing Stockholder is the number of shares of our Common Stock that they own.

Business Continues Following Transaction

Our business and operations are expected to continue following the Transaction substantially as presently conducted.

Disadvantages of the Transaction. The Special Committee and the Board also considered the disadvantages of the Transaction, including:

●	No Participation in Future Growth by Cashed Out Stockholders. Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

●	Reduction in Information about the Company. After completion of the Transaction, we will cease to file periodic reports and current reports and other information with the SEC and stockholders will cease to receive annual reports and proxy statements. Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings.

●	Limited Liquidity. After the Transaction, our Common Stock will no longer be listed on the Nasdaq Capital Market. Any trading in our Common Stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC market, if one or more brokers choose to make a market for our Common Stock there and comply with applicable regulatory requirements; however, there can be no assurances regarding any such trading. In addition, because of the possible limited liquidity for our Common Stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our Common Stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their Common Stock.

●	Limited Regulatory Oversight. After completion of the Transaction, we will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act or the oversight of Nasdaq.

●	Reporting Obligations of Certain Insiders. Our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our Common Stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

●	Loss of Access to Public Markets. We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

●

Reduced Cash Balance. Based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split will be approximately $4.1 million based on an assumed Reverse Stock Split ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios. Based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split would be approximately (a) $3.2 million based on an assumed Reverse Stock Split ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios; or (b) $4.7 million based on an assumed Reverse Stock Split ratio of 1-for-7,500, which is the high end of the Range of the Stock Split Ratios. In addition, we estimate that our total professional fees and other expenses in connection with the Reverse Stock Split will total approximately $1.0 million. However, our total Transaction-related expenses could be larger or smaller than the estimates set forth above, which have been provided for illustrative purposes only, depending on, among other things, (i) the number of fractional shares to be cashed out in the Reverse Stock Split as a result of purchases, sales and other transfers of shares of Common Stock by stockholders prior to the Effective Time of the Reverse Stock Split,, (ii) the Stock Split Ratio the Board chooses, or (iii) an increase in the costs and expenses of the Transaction. We expect to pay the cash payments in lieu of fractional shares and the costs relating to the Transaction from cash on hand. As a result, immediately after the Transaction, our cash balances on hand will be reduced.

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●	Filing Requirements Reinstituted. The filing of the Form 15 will result in the suspension and not the termination of our filing obligations under the Exchange Act. This suspension will remain in effect so long as we have fewer than 300 stockholders of record. Thus, subsequent to the time the Form 15 becomes effective, if on the first day of any fiscal year we have 300 or more stockholders of record, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

●	No Appraisal Rights. Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Transaction.

●	Approval of the Transaction. Once a quorum has been established, the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Special Meeting is required for the adoption of the Reverse Stock Split Proposal. Each of our directors, the December Investors, and their respective affiliates, who together hold or share the power to vote approximately 91.7% of our outstanding shares on the [Record Date], have indicated that they will vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power. This includes (i) one unaffiliated stockholder holding the power to vote 6.1% of our outstanding shares who has entered into a support agreement agreeing to waive certain contractual rights that would be violated by the Reverse Stock Split and agreeing to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal (ii) stockholders holding the power to vote in the aggregate approximately 74.2% of our outstanding shares (including Dr. Lawler, an unaffiliated stockholder and 22 NW have waived certain contractual rights that would be violated by the Reverse Stock Split and have simply expressed their intention to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power but were not contractually bound to do so and (iii) Aron English, on behalf of himself and his affiliated entities that together own or control the power to vote approximately 11.3% of our outstanding shares (excluding the shares held by 22 NW) have simply expressed their intention to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power but were not contractually bound to do so one stockholder holding the power to vote 6.1% of our outstanding shares who has entered into a support agreement agreeing to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal. In order for the Reverse Stock Split Proposal to be approved, holders of a majority of all outstanding shares of Common Stock must vote “FOR” such proposal, not a majority of the unaffiliated stockholders.

The Reverse Stock Split Proposal is being put before stockholders at this time because even though the number of record holders of our Common Stock is currently below 300, which would enable us to file the applicable forms to deregister and delist our Common Stock without the Reverse Stock Split, our Board’s current view is that implementation of the Reverse Stock Split as part of the deregistration/delisting of our Common Stock is in the best interests of the Company’s stockholders because it reduces the risk of the Company becoming re-subject to the public reporting requirements if the Company’s ownership were to reach 300 or more record holders in the future. In addition, the Reverse Stock Split would give our smaller stockholders the ability to liquidate their holdings in us and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions and other transaction costs. We have not proposed the Reverse Stock Split, with its corresponding increase in the authorized and unissued number of shares of Common Stock available for future issuance, with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. However, the Board could determine to abandon the Reverse Stock Split for any reason, including if the Cash Payment for fractional shares is determined by it to be too expensive and deregister and delist the Common Stock if the number of record holders of our Common Stock remains below 300.

Background of the Transaction

Until such time as our product candidate is able to be commercialized, which will require years of clinical trials and approval of the Food and Drug Administration, we do not anticipate generating any revenue from operations and will need to rely upon grant funding and capital raises to fund our research and development. As an SEC reporting and Nasdaq-listed company, we expected to be able to leverage our public company equity to raise capital. Indeed, that was the primary reason for the Company’s initial public offering in 2021. However, we have not since then been able to raise significant capital from the public markets, effectively use our Common Stock as deal consideration or otherwise attract interest from institutional investors or market analysts. In fact, a significant portion of our recent financings has been from one investor affiliated with one of our directors. In addition, the public markets have been very challenging recently. The Company has been advised by bankers that insider participation will be needed for any public financing and the Company has been advised that its insiders and their affiliated entities will likely not be able to continue to lead future financings due to their capital positions. Therefore, the Board believes it is unlikely to have the opportunity to take advantage of its current status as a public company for financing purposes in the future.

Therefore, after years of persistent effort, we have concluded that our status as an SEC reporting and Nasdaq-listed company is not an advantage to the Company and/or its stockholders, nor do we expect it ever will be. Rather, our Board has concluded that the Company realizes few of the traditional benefits of such status, yet incurs all of the significant annual expenses and indirect costs associated with being an SEC reporting and Nasdaq-listed company. For perspective, consider that management has estimated the average direct costs of being public are about $1.3 million annually.

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Without these costs, in the view of the Board, the Company would be a stronger company and better able to enhance stockholder value over the long term. Therefore, the Board believes that the Company will not benefit significantly from remaining public.

Based on the foregoing and as further described in this proxy statement, each of the Special Committee and the Board has determined that the Transaction is in the best interests of all of the Company’s stockholders, including the unaffiliated stockholders. Going private will give the Company an ongoing cost structure befitting its current and foreseeable scale of operations and will enable management to have an increased focus on core operations. Pursuant to the Reverse Stock Split, smaller stockholders will have an opportunity to obtain a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions and other transaction costs. and larger stockholders will retain their holdings in the Company, which will no longer be encumbered by the expenses and distraction of being a public company. Below is a further description of the background to the Transaction.

Board Deliberations.

At a telephonic meeting of the Board held on May 22, 2024, the Board met with management and representatives from the Company’s outside legal counsel, Blank Rome, LLP (“Blank Rome”), to discuss the Company’s financing strategy that included the following various alternatives (i) engaging in a public offering pursuant to a shelf registration statement which was not expected to generate sufficient cash because of the small public float and (ii) exploring a potential merger with a company that had enough cash to support the Company’s clinical trials. The Board discussed moving forward with diligence and discussions with one merger candidate and formed a transaction committee to further explore such a merger, however no formal offer was ever made.

In June 2024, the Board approved the compensation for Board members of equity in lieu of cash in order to preserve cash.

At the telephonic Board meeting held in August 2024, the Board met with management and representatives of Blank Rome and reviewed its capital needs, noting that current cash would last into November 2024 and if it drew down on its loan agreement its cash runway would be extended until September 2025. The Board again discussed capital raising and cost cutting opportunities, including (i) raising capital in a public offering pursuant to a registration statement on Form S-3 or S-1, (ii) a private investment in a public entity (a “PIPE”) and (iii) a going private transaction to reduce costs. The Board discussed the Nasdaq limitations for a PIPE and SEC limitations for a registration statement on Form S-3 and concluded that raising significant capital from either type of transaction would be difficult due to the low stock price, insider holdings and trading volume.

The Board continued its discussion of financing alternatives and cost-cutting measures at its telephonic meeting with management and representatives of Blank Rome on November 20, 2024.

During December 2024, the Board authorized engaging in a PIPE that it conducted on its own without retaining an investment bank. The Board issued shares of Common Stock for aggregate gross proceeds of $15.0 million. The financing round was led by an entity controlled by one of the directors, and only two other investors participated in the financing, each of whom had a prior relationship with the Company and members of the Board. After consummating the private placement, the members of the Board were deemed to beneficially own 80.6% of our outstanding shares of Common Stock.

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On February 19, 2025, the Board met telephonically with management and representatives of Blank Rome again and again discussed various financing and cost-cutting measures. Several Board members expressed interest in exploring various strategic alternatives, including a possible going private transaction. Accordingly, the Board created the Strategic and Review Committee, composed of Mr. Aryeh, Mr. Shah and Dr. Lin for the purpose of evaluating such strategic alternatives. The Board adopted a resolution that it would not approve a financing or cost-cutting transaction unless the transaction was recommended by the Strategic and Review Committee (referred to as the “Special Committee” in the proxy statement). In connection with its mandate, the Special Committee was subject to no restrictions and was expressly authorized to hire financial and legal advisors as it saw fit. The Special Committee did not include Dr. Lawler, an independent director who, as of the Record Date, beneficially owns approximately 29.5% of the Company’s Common Stock and Mr. English, a director who, as of the Record Date, beneficially owns approximately 51.2% of the Company’s Common Stock.

In April 2025, we renewed our D&O insurance that was set to expire on May 7, 2025 for $400,000 for the next twelve months noting that private company D&O insurance was estimated to be approximately $25,000 per year.

At a telephonic meeting of the Special Committee held on March 5, 2025 with members of management and representatives of Blank Rome present, the Special Committee discussed various options to fully fund the Company’s planned clinical trials, including raising money publicly, potential going private transaction and a reverse merger. The Special Committee discussed the value of being a public company versus the cost associated with being a public company and the distressed public markets. The Special Committee also discussed the ability to obtain alternative funding such as grant funding and explored if there would be more opportunities to obtain such grant funding in a private company.

At the May 9, 2025 Board telephonic meeting, the Board met with members of management and representatives of Blank Rome, management presented to the Board an analysis of the costs savings to the Company if it were to be a private company, which as stated above was approximately $1.3 million per year. In addition, the Board was presented with a financial update showing a forecasted burn rate of $1.0 million per month and a cash balance at March 31, 2025 of $13.2 million. The Special Committee presented its analysis of its strategy and strategic alternatives, which included, potential M&A transactions, raising money as a public and private company and going private through either a reverse stock split or a tender offer. The Special Committee noted that as stated above, the Company went public primarily to have access to the public markets for financing purposes; however, the public markets have been very difficult these past few years for small-cap biotech stocks and the Company has been unable to raise significant money from the public markets and instead has relied on insider participation. In addition, due to its large insider holdings and lack of public float, the Company has not been able to take advantage of certain public company financing mechanisms such as an At-the-Market offering (ATM). In addition, the Board had been advised that certain alternative financing arrangements such as foundation support and grant money may be more readily accessible to private companies.

The Special Committee and Mr. Cunningham then discussed with the Board a potential going private transaction. Mr. Cunningham briefly reviewed various methods for going private focusing on effecting a reverse stock split to enable the Company to maintain the number of stockholders at less than 300 followed by a voluntary Nasdaq delisting and a deregistration with the SEC. The Board reviewed the stockholder list discussing the various reverse split ratios. The Board next discussed timing for the going private transaction and costs for engaging in the transaction (legal, fairness opinion). Next steps were discussed regarding reaching out to the two other investors in the December 2024 financing to whom we had contractual obligations that would be violated by a going private transaction unless waived to determine if they would favor a going private transaction, which determination would be taken into consideration in determining whether or not to engage in a going private transaction.

On May 20, 2025, the Special Committee had a telephonic meeting with representatives from Blank Rome and discussed feedback from certain of the stockholders with significant share numbers, who were supportive of a going private transaction. The Special Committee further discussed the process for going private. The Special Committee discussed hiring a banker to provide a fairness opinion regarding the cash-out value to be used for fractional shares in a Reverse Stock Split and to provide related financial advisory services. Certain members of the Special Committee were requested to interview bankers for obtaining a fairness opinion.

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In June 2025, certain Special Committee members interviewed two investment banks for the provision of a fairness opinion. On June 9, 2025, the Special Committee met again, and reviewed engagement letters from the two investment banks, one of which was Houlihan Capital. The Special Committee determined to retain Houlihan Capital. This decision was based on Houlihan Capital’s professional reputation, its prior experience with similar transactions and its fee. On June 11, 2025, the Special Committee retained Houlihan Capital to assist with the Transaction and to prepare an opinion as to the fairness, from a financial point of view, of the Cash Payment to be paid in the Transaction to the minority, unaffiliated stockholders of the Company.

On June 25, 2025, the Special Committee met telephonically with representatives of management, Blank Rome and Houlihan to discuss Houlihan’s preliminary valuation analysis. During the call Houlihan reviewed its list of companies to be included in its comparable company analysis.

On July 8, 2025, the Special Committee had a telephonic meeting with representatives from Blank Rome and representatives of Houlihan Capital to discuss the fairness opinion methodologies, the process undertaken and the next steps to be taken.

On July 10, 2025, Houlihan Capital delivered to the Special Committee a draft of its report, which discussed the approaches used to estimate fair value, including the income approach and the market approach. The Special Committee determined that they thought it was necessary for the committee to obtain additional information from the Company’s accounting team as to the Company’s future cash needs for its clinical trials, the Company’s available cash, and available funding under the Company’s existing loan agreement in order for the Special Committee to make any decisions as to the appropriate Cash Payment and Stock Split Ratio terms.

On July 11, 2025, the Special Committee met with representatives from Blank Rome to continue the Special Committee’s discussion of the Cash Payment to be made to stockholders in lieu of fractional shares in connection with the proposed Reverse Stock Split. To determine the Cash Payment, the Special Committee reviewed the analysis provided by Houlihan Capital, historical market prices, recent trading activity, current stock prices, the cash needs of the Company for its planned clinical trials and the estimated cash available to pay for expenses associated with the going private transaction and the fractional shares. At this meeting, the Special Committee determined to set the ratio for the Reverse Stock Split at an exact ratio and determined to approve and recommend that the price per pre-Reverse Stock Split share that would otherwise result in a fractional share be set at $3.50 per share. After making these determinations, the Special Committee welcomed representatives from Houlihan Capital to the meeting and informed them of the terms of the Stock Split Ratio and the Cash Payment. Houlihan Capital informed the Special Committee that they would now need to go back to their internal committee in order to get sign-off and issue their fairness opinion based on the final Cash Payment terms. The Special Committee and Houlihan Capital scheduled an additional Special Committee meeting for July 15, 2025 at which Houlihan Capital would make their formal presentation to the Special Committee and present their fairness opinion. Houlihan Capital’s internal committee met on July 11, 2025 and issued the fairness opinion, dated July 11, 2025. However, it was not delivered to the Special Committee until July 15, 2025.

On July 15, 2025, the Special Committee had a telephonic meeting with representatives of Houlihan Capital and Blank Rome. The purpose of the meeting was to formally review and approve, as appropriate, the specific terms of the proposed Transaction for recommendation to the Board of Directors. Houlihan Capital provided an oral report to the Special Committee, which was followed by Houlihan Capital delivering its written fairness opinion dated as of July 11, 2025 to the Special Committee. The Special Committee determined that the Transaction is in the best interests of all stockholders, including the unaffiliated stockholders, regardless of whether a stockholder receives cash or continues to be a stockholder following the Reverse Stock Split, and that the $3.50 per-share Cash Payment for fractional shares was fair consideration to the minority, unaffiliated stockholders and unanimously recommended the Transaction to the Board for approval.

At a later meeting of the Special Committee on July 15, 2025, the Special Committee determined that setting a range for the Reverse Stock Split would be better than setting an exact ratio because it would allow the Board to make adjustments to the ratio based upon up-to- date information immediately prior to the Reverse Stock Split. The Special Committee set the range for the Stock Split Ratio at not less than 1-for-2,500 shares and not greater than 1-for-7,500 shares and the Cash Payment amount at $3.50 for fractional shares. By setting a Range, rather than an exact Stock Split Ratio, the Special Committee intended for the Board to be able to use up -to-date stockholder ownership information in order to select the appropriate Stock Split Ratio. For example, the Board would be able to have a better estimate of the potential number of record holders that could result if a “broker kick-out”, as explained below, were to occur following the Company’s delisting and deregistration and the risk of becoming re-subject to the reporting requirements if the Company’s ownership were to reach 300 or more record holders. A broker “kick-out” occurs when a “street name” broker or nominee holder determines it no longer wants to serve in that position and distributes the shares to the beneficial owners, thus increasing the number of record holders. Following a company’s delisting and deregistration or the announcement of an intention to do so, some brokers may not want to continue to hold the shares of such company on behalf of their clients if the broker perceives it cannot make future trading commissions from the account. The risk of undertaking the proposed Transaction and incurring its significant, one-time costs only to become subject again to the public reporting requirements and its annual costs is an important factor to be mitigated by an appropriate Stock Split Ratio. In addition, in setting the appropriate Stock Split Ratio, the Board will be able to take into account the aggregate cost that will be payable in respect of fractional shares in the Transaction resulting from the application of the Reverse Stock Split and the aggregate cash available to the Company to fund such cost.

On July 15, 2025, Houlihan Capital provided the Special Committee with an updated written fairness opinion dated as of July 15, 2025 and a final copy of its written presentation dated as of July 15, 2025. The Special Committee unanimously approved the Transaction (including the revised terms thereof), adopted Houlihan Capital’s analysis and opinion as set forth in its final written report and resolved to recommend that the Board approve the Transaction.

On July 15, 2025, following the meeting of the Special Committee, the Board held a telephonic meeting with representatives from Blank Rome. The purpose of the meeting was for the Special Committee to present its recommendation. The Board reviewed in detail the recommendation made by the Special Committee. The Board noted the advantages and disadvantages of the proposal Transaction to the Company and its stockholders and other relevant factors, including: the significant ongoing public company costs and management time; the fact that the Company has not been successful in raising money in the public markets; the belief that grant funding may be more accessible to a private company the limited trading volume and liquidity of the Company’s Common Stock, and that a deregistration transaction would provide the Company’s smallest stockholders the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over market prices prevailing at the time of our public announcement of the Transaction without incurring brokerage commissions; management’s statements that the business and operations of the Company were expected to continue following the proposed Transaction substantially as presently conducted; the Company historically had not realized any of the benefits of being a public company; the determination by Houlihan Capital that the Cash Payment of  $3.50 for fractional shares was fair from a financial point of view to the minority unaffiliated stockholders; no change of control would occur as a result of the deregistration transaction; and as a result of the deregistration and delisting, and the ability of our management and employees to focus their time, effort and resources on long-term growth and increasing long-term stockholder value. After a discussion, based on the information considered by and the recommendation of the Special Committee, although not relying upon any one factor but considering all factors as a whole, the Board, including all of the non-employee directors of the Company, specifically adopted the recommendations of the Special Committee and all factors that the Special Committee took into account in making its recommendations to the Board. The Board acting by written consent after the meeting unanimously determined that the Transaction would be in the best interests of all of the Company’s stockholders, including the unaffiliated stockholders who would be cashed-out in the Transaction and the unaffiliated stockholders who would continue as owners of the Company, and the Board approved the Transaction, including (i) a Range for the Stock Split Ratio of not less than 1-for-2,500 and not greater than 1-for-7,500, (ii) the Cash Payment of $3.50, and (iii) recommended that the Transaction be presented to the Company’s stockholders for approval and that such stockholders approve the Transaction. The Board also retained the right to abandon the Transaction, either before or after the vote of stockholders, if the Board determined that the Transaction was no longer in the best interests of its stockholders.

Assuming the Reverse Stock Split is effected at a ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios, approximately 49,992,000 shares of Common Stock will be authorized but unissued and unreserved after the Transaction. If the Reverse Stock Split is effected at a ratio (i) of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios, approximately 49,984,000 shares of Common Stock will be authorized but unissued and unreserved after the Transaction, and (ii) of 1-for-7,500, which is the high end of the Range of the Stock Split Ratios, approximately 49,995,000 shares of Common Stock will be authorized but unissued and unreserved after the Transaction. At this time, the Company has no current plans to issue Common Stock other than upon any exercise of outstanding warrants and options.

On July 23, 2025, the Company filed a preliminary proxy statement related to the Reverse Stock Split and the proposed going private transaction. In addition, the Company issued an 8-K and a press release related such transactions.

Subsequent to the Company’s announcement on July 23, 2025, the Company received inbound interest from potential financial and strategic partners. Consistent with our commitment to maximize stockholder value, the Special Committee and the Board will review all strategic alternatives available to the Company, including the proposed going private transaction and related Reverse Stock Split, a sale of the Company’s assets and/or a merger transaction. While the strategic review process is ongoing, we currently plan to move forward with holding the Special Meeting.

There can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome. There is no deadline or definitive timetable set for completion of the strategic alternatives review process. Similarly, even if the Company’s stockholders approve the Reverse Stock Split at the Special Meeting, the Board could determine to abandon the Reverse Stock Split for any reason, including to enter into an alternative transaction.

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Alternatives to the Transaction

As described in “—Background of the Transaction” and as further discussed below, the Board determined to establish the Special Committee for the purpose of evaluating strategic alternatives, including a potential going private transaction. Accordingly, as described below, in making their determination to proceed with the Transaction, the Special Committee and the Board considered other methods of effecting a deregistration transaction, such as an issuer tender offer and an odd-lot tender offer, as well as maintaining the status quo.  When considering the various alternatives to the Transaction, the primary focus was the level of assurance that the selected alternative would result in the Company maintaining fewer than 300 record owners of its Common Stock, thus allowing the Company to achieve its objective, relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions. The Special Committee and the Board ultimately concluded that the Transaction would be the best approach to achieve this objective at the time of their determination. In making its determination, the Special Committee and the Board considered the alternative transactions discussed below.

Purchases of Shares in the Open Market or Issuer Tender Offer

In this alternative, we would purchase shares of Common Stock in the open market or offer to purchase a set number of shares of Common Stock within a specific timeframe. The results of an open market purchase or issuer tender offer would be unpredictable, and, due to the voluntary nature of stockholders’ participation in either such transaction, and we would have no assurance that enough stockholders would sell in open market transactions, or tender in an issuer tender offer. In addition, the rules governing tender offers require equal treatment of all stockholders, including the pro rata acceptance of offers from all stockholders The Special Committee and the Board determined that, since participation in an issuer tender offer is voluntary, such a transaction may not be successful in reducing the number of stockholders to an amount that would reduce the risk that the Company could inadvertently become subject to the reporting requirements in the future. As a result of these disadvantages, the Special Committee and the Board determined not to pursue this alternative at that time and to instead pursue the Reverse Stock Split. If the Board determines to abandon the Transaction, including due to the cost to purchase the fractional shares becoming prohibitively expensive, the Special Committee may reconsider initiating an issuer tender offer, as well as other options.

Reverse Merger and Sale of Substantially All Assets

Under this alternative, we considered (subject to the stockholders’ approval) negotiating a merger of an operating company with cash to support our clinical trials into Anebulo or in connection with a simultaneous sale of substantially all of our assets. However, at the time of approving the Transaction, the Special Committee and the Board concluded this alternative would take an extended amount of time while likely incurring significant legal and audit fees to complete, and, there would be no assurance that potential buyers would be found or, if found, that such potential buyers would proceed to completion of the merger or sale.

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Maintaining the Status Quo

The Special Committee and the Board also considered maintaining the status quo. In that case, we would continue to incur the significant expenses of being an SEC reporting company, without enjoying the benefits traditionally associated with SEC reporting company status, including, but not limited to, raising capital in the public markets, stock liquidity and the ability to use our Common Stock as currency for acquisitions. However, the Special Committee and the Board believed that becoming a private company would be in the best interests of our stockholders for the reasons discussed above in “Special Factors—Purpose of and Reasons for the Transaction,” and the Special Committee and the Board rejected this alternative.

Subsequent to the Company’s announcement on July 23, 2025, the Company received inbound interest from potential financial and strategic partners. Consistent with our commitment to maximize stockholder value, the Special Committee and the Board will review all strategic alternatives available to the Company, including the proposed going private transaction and related Reverse Stock Split, a sale of the Company’s assets and/or a merger transaction. While the strategic review process is ongoing, we currently plan to move forward with holding the Special Meeting.

There can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome. There is no deadline or definitive timetable set for completion of the strategic alternatives review process. Similarly, even if the Company’s stockholders approve the Reverse Stock Split at the Special Meeting, the Board could determine to abandon the Reverse Stock Split for any reason, including to enter into an alternative transaction.

Effects of the Transaction (including the Reverse Stock Split)

Effect of the Transaction (including the Reverse Stock Split) on the Company

The Transaction is designed to maintain the number of our stockholders of record below 300, which will allow us to cease our reporting obligations with the SEC. If the Board determines to proceed with the Transaction, it will determine the ratio for the Reverse Stock Split after the Special Meeting. In determining whether the number of our stockholders of record remains below 300 for regulatory purposes, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of our shares. Based on the August Stockholder Data, there were less than 300 holders of record of our shares of Common Stock and we estimate that there were approximately 3,000 beneficial holders in “street name.”

Effect of the Transaction (including the Reverse Stock Split) on Warrant Holders and Optionholders

As of the [Record Date], the Company has warrants to purchase 2,264,650 shares of Common Stock outstanding. The exercise prices of the warrants exceed the price per share that will be used to compute the Cash Payments offered in connection with the Reverse Stock Split. The Company does not anticipate that any warrant holder will exercise their warrants prior to the Reverse Stock Split. Therefore, we anticipate that the warrants will by their terms be adjusted to reflect the Reverse Stock Split. The warrants by their terms may only be exercised for whole shares. Upon exercise of the warrants, pursuant to the terms of the warrants, the Company shall, at its election, either pay for the fractional share or round any fractional share up to the next whole share.

As of the [Record Date], the Company has options to purchase 3,218,255 shares of Common Stock outstanding. The exercise prices of the options vary. The Company does not anticipate that any optionholder will exercise their options prior to the Reverse Stock Split. The Company will equitably adjust such options to reflect the Reverse Stock Split.

Other Effects of the Transaction (including the Reverse Stock Split)

We also believe the Transaction will have the following additional effects:

●	Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations

Our Common Stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our Common Stock. Assuming that the Board does not abandon the Transaction, including due to the cost to purchase the fractional shares becoming prohibitively expensive, and the Board determines that we have fewer than 300 record holders of our Common Stock after the Effective Time of the Reverse Stock Split, we currently intend to file a Form 25 with the SEC to delist our Common Stock from The Nasdaq Stock Market and to deregister our Common Stock under Section 12(b) of the Exchange Act. We expect the delisting of our Common Stock will be effective 10 days after we file the Form 25 with the SEC and the deregistration of our Common Stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of our Common Stock’s registration under Section 12(b) of the Exchange Act will be suspended 10 days after we file the Form 25 with the SEC. We will also be required to terminate our registration under other applicable provisions of the Exchange Act. Accordingly, we will also file with the SEC a Form 15 certifying that we have less than 300 stockholders. After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our Common Stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act. However, on the first day of any fiscal year we have 300 or more stockholders of record, we will once again become subject to the reporting requirements of the Exchange Act.

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●	Conduct of Our Business

If stockholders approve the Reverse Stock Split Proposal and we proceed with the Transaction, we will continue to pursue our strategy to develop our product candidate, and we will have additional corporate governance flexibility as a result of no longer needing to comply with corporate governance rules applicable to publicly listed companies. The Board does not have definitive plans for adjustments to our existing management structure and Board size in connection with the Transaction. However, the Board may decide in the future to adjust our management structure and Board size in order to reduce costs.

●	Reduced Costs and Expenses

We expect to save approximately $1.3 million on an annual basis by becoming a non-reporting company, which would include reduced costs of an annual financial statement audit by a public accounting firm, given the reduced scope as a result of no longer being subject to SEC reporting requirements. We also believe our management team, which currently spends a significant amount of time on activities related to compliance with the Exchange Act and Sarbanes-Oxley Act, will have more time to devote to developing our product candidates and revenue producing activities.

●	Effect on Holders of Fewer than the Minimum Number of Shares of Common Stock

Following the Transaction, stockholders who held fewer than the Minimum Number of shares of our Common Stock before the Reverse Stock Split would receive a cash payment of $3.50 per pre-split share, without interest, and would cease to be stockholders of the Company. Cashed Out Stockholders will have no further financial interest in us with respect to their cashed-out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth.

Effect of the Transaction on Unaffiliated Stockholders Who Own At Least the Minimum Number of Shares.

Following the Transaction, stockholders who held at least the Minimum Number of shares of our Common Stock before the Reverse Stock Split would remain stockholders of the Company and would receive a cash payment of  $3.50 per pre-split share, without interest, for fractional shares only.

For those unaffiliated stockholders who owned at least the Minimum Number of shares of Common Stock before the Reverse Stock Split, the Transaction may have the following effects:

●	Reduction in Information about the Company for Continuing Stockholders

If we complete the Transaction as described in this proxy statement, our Common Stock will no longer be registered under the Exchange Act, and we will no longer be a reporting company under the Exchange Act. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of holding meetings.

●	Financial Effect of the Transaction

Based on information we have received through August 15, 2025 from our transfer agent, Continental, and from Mediant Communications, Proxytrust, Say Technologies, and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., assuming the Reverse Stock Split is effected at a ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios, we estimate that the cost of payment to Cashed Out Stockholders and Continuing Stockholders for fractional shares will total approximately $4.1 million. Based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split would be approximately (a) $3.2 million based on an assumed reverse Stock Split Ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios; or (b) $4.7 million based on an assumed reverse Stock Split Ratio of 1-for-7,500, which is the high end of the Range of the Stock Split Ratios. In addition, we estimate that our total professional fees and other expenses will total approximately $1.0 million. However, this total amount could be larger or smaller than the estimate set forth above, which has been provided for illustrative purposes only, depending on, among other things, (i) the number of fractional shares to be cashed out in the Reverse Stock Split as a result of purchases, sales and other transfers of shares of Common Stock by stockholders prior to the Effective Time of the Reverse Stock Split, (ii) the Stock Split Ratio the Board chooses, or (iii) an increase in the costs and expenses of the Transaction. The consideration to be paid to the Cashed Out Stockholders and Continuing Stockholders for fractional shares and the costs of the Transaction will be paid from cash on hand. See “Special Factors—Source of Funds and Expenses.” We expect these costs to be offset over time by the cost savings of approximately $1.3 million per year we expect to realize as a result of the Transaction. See “Special Factors—Purpose of and Reasons for the Transaction.”

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●	Limited Liquidity and Possible Decline in the Value of Our Common Stock

After we complete the Transaction, we will no longer be listed on Nasdaq, which we believe is likely to have an adverse effect on the liquidity of our Common Stock. Any trading in our Common Stock after giving effect to the Transaction will only occur in privately negotiated sales and potentially on an OTC market, but only if one or more brokers chooses to make a market for our Common Stock on any such market and complies with applicable regulatory requirements, which is expected to adversely affect the liquidity of our Common Stock and result in a significantly increased spread between the bid and asked prices of our Common Stock. Additionally, the overall price of our stock may be significantly reduced due to the potential that investors may view the investment as inherently riskier given the fact that publicly available information about the Company will be significantly more limited, as well as due to possible limited liquidity of our Common Stock.

The possible limited liquidity of our Common Stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our Common Stock under the Exchange Act will make trading in our shares of Common Stock following the Transaction more difficult, which may cause the value of our Common Stock to decrease.

●	Limited Regulatory Oversight

After giving effect to the Transaction, we will no longer be subject to reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes–Oxley Act and the listing standards of any national securities exchange.

●	Loss of Access to Public Markets

We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

●	Future Share Purchases

We will not be prevented from repurchasing shares of our Common Stock from the Continuing Stockholders in the future as a result of the Transaction.

●	Aggregate Stockholders’ Equity

Our aggregate stockholders’ equity will decrease as a result of the Reverse Stock Split. The amount of such decrease will depend on the number of persons owning fewer than the Minimum Number of shares immediately prior to the Effective Time. For illustrative purposes only, based upon information provided through August 15, 2025, assuming the Reverse Stock Split is effected at a ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios, our aggregate stockholders’ equity would decrease from approximately $11.7 million as of June 30, 2025, to approximately $6.5 million on a pro forma basis (after giving effect to the payment of approximately $5.1 million for (i) the cash out of fractional shares as a result of the Reverse Stock Split and (ii) expenses of the Transaction). Similarly, based on an assumed Stock Split Ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios, our aggregate stockholders’ equity would decrease to approximately $7.3 million and based on an assumed Stock Split Ratio of 1-for-7,500, which is the high end of the Range of the Stock Split Ratios, would decrease to approximately $5.9 million on a pro forma basis (after giving effect to the payment of approximately $4.2 million and $5.7 million, respectively, for (i) the cashout fractional shares as a result of the Reverse Stock Split and (ii) expenses of the Transaction).

●	Filing Requirements Reinstituted

The Transaction will merely suspend our reporting obligations under the Exchange Act. If on the first day of any fiscal year we have 300 or more stockholders of record, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

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●	No Appraisal Rights.

Under Delaware law, our Certificate of Incorporation and our Bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Reverse Stock Split.

●	Reduced Cash Balance

For illustrative purposes only and based on the August Stockholder Data by our transfer agent, assuming the Reverse Stock Split is effected at a ratio of 1-for-5,000 (which is the midpoint of the Range of the Stock Split Ratios), we estimate that the total cash requirement of the Transaction to the Company is approximately $5.1 million. This amount includes approximately $4.1 million needed to cash out fractional shares as a result of the Reverse Stock Split, and approximately $1.0 million of professional fees and other expenses to effect the Transaction. However, this total amount could be larger or smaller depending on, among other things, the Stock Split Ratio chosen by the Board for the Reverse Stock Split and changes to the number of fractional shares to be cashed out in the Reverse Stock Split as a result of purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the Effective Time of the Reverse Stock Split. For example, based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split would be approximately (a) $3.2 million based on an assumed Reverse Stock Split ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios; or (b) $4.7 million based on an assumed Reverse Stock Split ratio of 1-for-7,500, which is the high end of the Range of the Stock Split Ratios. The consideration to be paid to the Cashed Out Stockholders and Continuing Stockholders for fractional shares and other costs related to the Transaction will be paid from cash on hand. As a result, immediately after the Transaction, we will have less cash on hand than we would have had if the Transaction did not occur. See “Special Factors—Source of Funds and Expenses.” However, these costs will be offset over time by the cost savings of approximately $1.3 million in cash per year we expect to realize as a result of the Transaction. See “Special Factors—Purpose of and Reasons for the Reverse Stock Split and the Transaction.”

Effect of the Transaction (including the Reverse Stock Split) on Affiliated Stockholders.

Shares held by affiliated stockholders will be treated in the same manner as shares held by unaffiliated stockholders. Each of our directors, the December Investors, and their respective affiliates, who together hold or share the power to vote approximately 91.7% of our outstanding shares on the [Record Date], have indicated that they will vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power. This includes (i) one unaffiliated stockholder holding the power to vote 6.1% of our outstanding shares who has entered into a support agreement agreeing to waive certain contractual rights that would be violated by the Reverse Stock Split and agreeing to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal (ii) stockholders holding the power to vote in the aggregate approximately 74.2% of our outstanding shares (including our founder, Dr. Lawler, an unaffiliated stockholder and 22 NW) have waived certain contractual rights that would be violated by the Reverse Stock Split and have simply expressed their intention to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power but were not contractually bound to do so and (iii) Aron English, on behalf of himself and his affilitaed entities that together own or control the power to vote approximately 11.3% of our outstanding shares (excluding the shares held by 22 NW) have simply expressed their intention to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power but were not contractually bound to do so.

Upon the Effective Time of the Reverse Stock Split, the aggregate number of shares of our Common Stock owned by our directors and their affiliates will decrease, however their percentage ownership will increase slightly.

In addition, our directors, executive officers and 10% stockholders may have interests in the Reverse Stock Split that are different from your interests as a stockholder in the Company, including holding options that will remain outstanding following the Reverse Stock Split. It is anticipated that any outstanding option issued by the Company prior to the Reverse Stock Split will be equitably adjusted upon the Effective Time of the Reverse Stock Split to give effect to the Reverse Stock Split, and the number of shares issuable upon the exercise of outstanding warrants and the applicable exercise price will be proportionately adjusted upon the Effective Time of the Reverse Stock Split.

See “Special Factors—Interests of Executive Officers, Directors and 10% Stockholders.”

Illustrative Examples

The number of shares held by a stockholder of record in two or more separate but identical record holder accounts will be combined to determine the number of shares of our Common Stock owned by that holder and, accordingly, whether the holder will be a Cashed Out Stockholder or a Continuing Stockholder.

Shares held by record holders in joint accounts, such as by a husband and wife, and shares held in similar capacities will be treated separately, and will not be combined with individual accounts in determining whether a holder will be a Cashed Out Stockholder or a Continuing Stockholder.

If you hold fewer than the Minimum Number of shares of our Common Stock in “street name,” your broker, bank or other nominee, not you, is considered the stockholder of record with respect to those shares. You are considered the beneficial owner of these shares. Pursuant to the SEC rules and regulations, we intend to treat each bank, broker or other nominee as one stockholder of record. These banks, brokers and other nominees may have different procedures for processing the Reverse Stock Split. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of our Common Stock and that it may hold at least the Minimum Number of shares of our Common Stock in the aggregate. Therefore, depending upon their procedures, your bank, broker or other nominee may not be obligated to treat the Reverse Stock Split as affecting beneficial owners’ shares on an individual basis.

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If you hold an account with fewer than the Minimum Number of shares of our Common Stock in “street name” and want to ensure that your shares are cashed out, we encourage you to promptly contact your bank, broker or other nominee to change the manner in which your shares are held from “street name” into a record holder account in your own name so that you will be a record owner of the shares and could receive the Cash Payment for your fractional shares.

If the Company determines that two or more separate accounts holding the Company’s Common Stock are held by a single holder (based upon the name of the account or the social security number or address associated with the account), then the Company plans to treat such accounts as a single account. This would have the effect of aggregating the total number of shares of Common Stock in such accounts, reducing the fractional share payout made to the holder thereof, subject to any restrictions applied by holders of record for shares held in “street name”.

The effect of the Reverse Stock Split on both Cashed Out Stockholders and Continuing Stockholders may be illustrated, in part, by the below illustrative examples, which assumed that the Reverse Stock Split is effected at a ratio of 1-for-5,000.

Hypothetical Scenario	Result
Holder A is a stockholder of record who holds 3,774 shares of our Common Stock of record at the Effective Time of the Reverse Stock Split, and Holder A holds no other shares.	Holder A will receive cash in the amount of $13,209, without interest, for 3,774 shares of Common Stock held prior to the Reverse Stock Split.

Holder B holds 3,774 shares of our Common Stock in a brokerage account at the Effective Time of the Reverse Stock Split, and Holder B holds no other shares.	We intend to treat stockholders holding Common Stock in “street name” in the same manner as stockholders whose shares are registered in their own names, and will ask banks, brokers and nominees holding these shares to effect the Transaction for their beneficial holders. Assuming that they do so, Holder B will receive cash in the amount $13,209, without interest, for 3,774 shares of Common Stock held prior to the Reverse Stock Split. If the bank, broker or nominee holding Holder B’s shares has different procedures, or does not provide us with sufficient information on Holder B’s holdings, then Holder B may or may not receive cash for Holder B’s shares depending on the number of shares held by the bank, broker or other nominee, which is the actual record holder of Holder B’s shares.

Holder C holds 4,500 shares of our Common Stock of record and 3,000 shares in a brokerage account at the Effective Time of the Reverse Stock Split, and Holder C holds no other shares.	Each of Holder C’s holdings will be treated separately. Accordingly, assuming the brokerage firm with whom Holder C holds his/her shares in “street name” effects the Transaction for its beneficial holders, Holder C will receive cash in the amount of $26,250, without interest, for the 7,500 shares of common stock held prior to the Reverse Stock Split.

Holder D holds 5,000 shares of our Common Stock of record and 5,000 shares in a brokerage account at the Effective Time of the Reverse Stock Split.	Holder D will continue to hold one share of Common Stock in his/her own name and one share in a brokerage account after the Reverse Stock Split.

Holder E holds 4,000 shares of Common Stock in one brokerage account and 4,000 shares in another brokerage account at the Effective Time of the Reverse Stock Split.	Each of Holder E’s holdings will be treated separately. Assuming each of the brokerage firms with whom Holder holds his/her shares in “street name” effect the Transaction for their beneficial holders, Holder E will receive cash in the amount of $28,000, without interest, for the 8,000 shares of Common Stock held prior to the Reverse Stock Split.

Holder F holds 4,500 shares in one record holder account and 500 shares in another identical record holder account at our transfer agent at the Effective Time of the Reverse Stock Split.	Holder F will continue to hold one share of Common Stock after the Reverse Stock Split.

Holder G and Holder H each hold 5,000 shares in separate, individual record holder accounts, and also hold 25 shares of Common Stock jointly in another record holder account.	Shares held in joint accounts will not be added to shares held individually in determining whether a stockholder will be a Cashed Out Stockholder or a Continuing Stockholder. Accordingly, Holder G and Holder H will each continue to own one share of Common Stock after the Reverse Stock Split in their separate accounts, but will receive $87.50, without interest, for the 25 shares held in their joint account prior to the Reverse Stock Split.

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Reservation of Rights

The Board presently believes the Reverse Stock Split and the Transaction are in the best interests of stockholders and recommends stockholder approval of the Reverse Stock Split Proposal. However, the Board reserves the right to decide, in its discretion, to abandon the Reverse Stock Split after such vote and before the Effective Time of the Reverse Stock Split even if the Reverse Stock Split Proposal is approved. The Board believes that it is prudent to recognize that, between the date of this proxy statement and the Effective Time of Reverse Stock Split, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse Stock Split at that time. The Board will consider whether the Reverse Stock Split continues to be in the best interests of stockholders in deciding whether to go forward with the Reverse Stock Split. The Board has not set any specific criteria for determining whether the Reverse Stock Split will continue to be in the best interests of stockholders, and has not set a date by which such determination would be made. The Board will make its decision based on its business judgment at a time deemed appropriate and based on then existing facts and circumstances. If the Board decides to abandon the Reverse Stock Split after the Special Meeting and before the Effective Time, the Board will notify the stockholders of such decision promptly by the filing of a Current Report on Form 8-K with the SEC. See “—Termination of Transaction.” The Board could determine to abandon the Reverse Stock Split for any reason, including if the Cash Payment for fractional shares is determined by it to be too expensive and deregister and delist the Common Stock without effecting the Reverse Stock Split if the number of record holders of our Common Stock remains below 300.

Nasdaq; OTC Market

Our Common Stock is currently listed on Nasdaq. To obtain the cost savings we anticipate by no longer preparing and filing annual, periodic and current reports with the SEC and paying Nasdaq listing fees, our Common Stock will need to be delisted from Nasdaq. Any trading in our Common Stock after the Transaction will only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers choose to make a market for our Common Stock on any such market and comply with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

Fairness of the Transaction

The Special Committee and the Board fully considered and reviewed the terms, purpose, alternatives and effects of the proposed Transaction, and each has unanimously determined that the Transaction is procedurally and substantively fair to all stockholders of the Company, including the unaffiliated stockholders who will receive cash consideration in the Transaction and unaffiliated stockholders who will continue as owners of the Company. The Board has unanimously approved the Transaction and recommends that stockholders vote “FOR” approval of the Transaction and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction. In order for the Transaction to be approved, a majority of all stockholders must give a “FOR” vote, not a majority of unaffiliated stockholders.

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Substantive Fairness

The Special Committee and the Board considered, among other things, the factors listed below, as well as the alternatives to the Transaction as noted above in “Special Factors—Alternatives to the Transaction,” in reaching their conclusions as to the substantive fairness of the Transaction to our unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The Special Committee and the Board did not assign specific weight to any factors they considered, nor did they apply them in a formulaic fashion, although they particularly noted the opportunity in the Transaction for stockholders to sell their holdings at a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions and other transaction costs., as well as the significant anticipated cost and time savings for the Company resulting from the Transaction, which will benefit Continuing Stockholders. The discussion below is not meant to be exhaustive, but we believe it addresses all material factors considered by the Special Committee and the Board in their determinations.

●	Current and Historical Market Prices of the Company’s Common Stock. The Special Committee and the Board considered both the historical market prices and as well as the current market prices of our Common Stock. On July 11, 2025, our Common Stock closed at $1.66 per share. As of July 11, 2025, the 52-Week high and low sales prices ranged from $3.08 to $0.80, the 30-Day VWAP was $1.62 and the 90-day VWAP was $1.40. The Cash Payment of $3.50 per share represents a 111%, 116%, and 150% premium to the July 11, 2025 closing price, the 30-Day VWAP and 90-day VWAP, respectively. The Special Committee and the Board determined that, as a result these premiums, the Cash Payment was a fair price for the shares of Common Stock being cashed out in the Transaction in light of the factors considered by the Special Committee.

See also the discussion under “Information about the Company—Market Price of Common Stock” on page 53 for more information about our current and historical stock prices.

●	Limited Trading Volume. The Special Committee and the Board considered recent trading activity of the Company’s Common Stock: as of July 11, 2025, the 30-day average volume was 16,263 shares and the 90-day average volume was 24,878 shares. The Company’s Common Stock price is sensitive to large volume transactions. For example, the Company’s stock closed approximately 21% higher following a 100,000 share purchase on July 1, 2025. The Special Committee and the Board believe that the Transaction provides a large number of the Company’s stockholders with the opportunity to obtain cash for their shares in a limited trading market and at a premium over market prices prevailing at the time of our public announcement of the Transaction.

●	Net Book Value. Net book value is based upon the historical cost of the Company’s assets and ignores the value of the company as a going concern. This valuation approach may also be used to value companies that are in bankruptcy or liquidation, or those that are otherwise not considered a going concern. Because the Company operates as going concern business and is not asset intensive, the Board did not consider the Company’s net book value.

●	Liquidation Value. Our Board viewed the liquidation value of the Company to be an inappropriate measure for the purpose of evaluating the fairness of the cash amount to be paid in lieu of fractional shares. Given that the Company’s assets are primarily intellectual property, software and know-how, the Board determined that the value of the business is better reflected based on continuing operations, and not from a liquidation perspective.

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●	Equal Treatment of Affiliated and Unaffiliated Holders of Our Common Stock. The Transaction will not affect holders of our Common Stock differently on the basis of affiliate status. The sole determining factor in whether a stockholder will no longer hold our Common Stock after the Transaction or will continue as a holder of our Common Stock as a result of the Transaction is the number of shares of our Common Stock held by the stockholder as of the Effective Time of the Reverse Stock Split.

●	Minimum Effect on Voting Power. The Transaction will have a minimum effect on the voting power of the Company’s stockholders. The voting and other rights of our Common Stock will not be affected by the Transaction. The only effect of the Transaction on the Company’s voting power will be a slight change in the overall ownership percentage of the Continuing Stockholders.

●	Fair Market Value. In determining the cash amount to be paid in lieu of fractional shares in the Transaction, the Special Committee and the Board considered the value of the Company’s shares on the basis of a going concern based on the income approach and the market approach, as presented in its financial advisor’s report.

●	Net Book Value, Going Concern Value or Liquidation Value. The Special Committee and the Board did not consider the Company’s net book value, going concern value or liquidation value to be material to determining the Cash Payment in the reverse stock split transaction for several reasons, including that the Company operates as a going concern business and is not asset intensive.

●	Prices at which the Company’s Affiliates have purchased shares in the recent past. On December 22, 2024, the Company entered into a securities purchase agreement with several institutional accredited investors (the “Investors”), including 22NW, pursuant to which we issued and sold to the Investors an aggregate of 15,151,514 shares of Common Stock, including 10,101,010 shares issued and sold to 22NW (the “Private Placement”). The purchase price of each share of Common Stock was $0.99. The Private Placement closed on December 23, 2024. We received aggregate gross proceeds from the Private Placement of approximately $15 million, including approximately $10 million from 22NW, before deducting estimated offering expenses payable by us. Mr. Aron English, a member of our Board of Directors, is the Manager of 22NW Fund GP, LLC, which is the General Partner of 22NW, and so may be deemed to beneficially own the securities owned directly by 22NW. The Transaction price of $3.50 per share is in excess of recent purchases by Company affiliates Accordingly, the Special Committee and the Board believes this analysis supports its determination that the transaction is fair to unaffiliated stockholders.

●	Opinion of the Financial Advisor. The Special Committee and the Board considered the opinion of Houlihan Capital rendered to the Special Committee as of July 15, 2024 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Transaction is fair from a financial point of view to the minority, unaffiliated shareholders of the Company. For more information about the opinion you should read the discussion below under “Special Factors—Fairness Opinion of Financial Advisor” beginning on page 35 and a copy of the opinion of Houlihan Capital attached as Appendix B to this proxy statement. The Special Committee and the Board believes the opinion of the financial advisor supports their determination that the transaction is fair to unaffiliated stockholders.

●	Opportunity to Liquidate Shares of Common Stock. The Special Committee and the Board considered the opportunity the transaction presents for stockholders owning fewer than the Minimum Number of shares to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of the Company’s Common Stock, at a price that represents a premium over market prices prevailing at the time of our public announcement of the Transaction. The Special Committee and the Board believes this opportunity is a benefit to stockholders, and, accordingly, that availability of this opportunity supports its determination that the transaction is fair to unaffiliated stockholders.

●	No Firm Offers. Despite multiple efforts, during the two year period prior to the time that the Special Committee and the Board approved the Transaction, the Board did not have the benefit of any firm offers by any affiliate or unaffiliated person for the merger or consolidation of Anebulo with or into any other company, the sale or other transfer of all or any substantial part of our assets.

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Procedural Fairness

In addition to the fairness of the substance of the Transaction, the Special Committee and the Board believe that the process by which decisions were made regarding the Transaction is procedurally fair to the Company’s unaffiliated stockholders.

We did not retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the Transaction. nor were special provisions made to grant unaffiliated stockholders access to the Company’s corporate files or to obtain counsel or appraisal services. The Board established the Special Committee for the purpose of evaluating strategic alternatives, including a potential going private transaction and deferred full control of the evaluation and structure of any potential transaction to the Special Committee’s review. In addition, in forming the Special Committee, the Board restricted itself from taking any action with respect to a going private transaction unless such action was recommended by the Special Committee. The Board believes that the Special Committee, whose members are each independent within the meaning of Nasdaq Corporate Governance Listing Standards and Section 10A-3(b) of the Exchange Act and disinterested vis-à-vis the contemplated going private transaction was sufficient to protect the interests of unaffiliated stockholders. In addition, the Special Committee and the Board took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held the Minimum Number of shares or more or held fewer than the Minimum Number of shares. Although there was no third party that acted independently on behalf of the unaffiliated stockholders, the Special Committee did retain Houlihan Capital, an unaffiliated financial advisor, for the purpose of preparing a report concerning the fairness of the Cash Payment to be paid in the Transaction, from a financial point of view, to the minority, unaffiliated stockholders of the Company.

The Special Committee and the Board believe this proxy statement, along with our other filings with the SEC, provide a great deal of information for unaffiliated stockholders to make an informed decision as to the Transaction, and that no special provision for the review of our files was necessary. The Special Committee and the Board of Directors noted, though, that subject to certain conditions, Delaware law already provides stockholders with the right to review our books and records.

The Special Committee determined not to engage separate outside legal counsel. The Special Committee determined that engaging separate outside legal would not be cost-justified in light of the Company’s cash constraints and solvency concerns. Moreover, the Special Committee determined to rely on the Company’s outside legal counsel, Blank Rome, to advise both the Special Committee and the Company because of its experience and expertise in both corporate and securities matters, including transactions similar to the Transaction, and corporate governance and fiduciary matters. In addition, the Special Committee believed that being advised by Blank Rome would be beneficial to the committee due to Blank Rome’s familiarity with the Company and its circumstances having served as outside counsel to the Company for its strategic review process and other specific matters. The Special Committee determined that there were no relationships that would impair Blank Rome’s ability to provide fully independent advice to the Special Committee. Therefore, neither the Special Committee nor the Board believe that the lack of independent legal counsel for the Special Committee negatively impacted procedural fairness of the Transaction.

The Special Committee determined not to condition the approval of the Transaction on approval by a majority of the minority, unaffiliated stockholders insofar as a vote of the majority of the minority, unaffiliated stockholders is not required under Delaware law. In reaching this conclusion, the Special Committee noted that Delaware law only requires that the Transaction be approved by a majority of stockholders and that affiliated and unaffiliated stockholders will be treated equally in the Transaction. The interests of minority, unaffiliated stockholders in the context of the Transaction depend on whether they hold the Minimum Number of shares. If separate approval of the minority, unaffiliated stockholders were required, Anebulo’s affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment in the Transaction, In addition, any such requirement would prevent a majority of the Company’s outstanding shares of Common Stock from participating in determining whether or not to approve the proposed Transaction. In addition, as is often the case with stockholders holding smaller positions, such stockholders may choose to not vote their shares for reasons unrelated to the actual Transaction which could result in the majority of the minority, unaffiliated stockholders not approving the Transaction because they chose not to vote and not because they are opposed to the Transaction. Finally, regardless of the outcome of the stockholder vote on the Transaction, if a minority stockholder does or does not not want to participate in the Transaction, such stockholder can increase, divide, or otherwise adjust their existing holdings at any time prior to the Effective Time of the Reverse Stock Split, so as to retain some, all or none of their shares of Common Stock, or receive cash for some, all or none of their shares, as they see fit.

The Special Committee and the Board believe that the procedural fairness of the Transaction to unaffiliated shareholders is also evidenced by the below factors:

●	the interests of unaffiliated stockholders will inherently vary depending upon whether any particular unaffiliated stockholder holds more or less than the Minimum Number of shares of the Company’s Common Stock at the Effective Time;

●	the Reverse Stock Split will be effected in accordance with all applicable requirements of Delaware law and our organizational documents;

●	the Reverse Stock Split is being submitted to a vote of the Company stockholders and is subject to the approval of holders of a majority of the Company’s outstanding shares of Common Stock, recognizing that stockholders to be cashed out in the Transaction hold a nominal percentage of the vote;

●	all stockholders, including affiliated and unaffiliated stockholders will be treated equally as a result of the Reverse Stock Split; noting that if separate approval of unaffiliated stockholders were required, the Company’s affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment as a result of the Reverse Stock Split;

●	between the date of this proxy statement and the Effective Time of the Reverse Stock Split, the Company’s stockholders will have an opportunity to adjust the number of shares of Common Stock they will own as of the Effective Time by selling shares.

The Company intends to treat stockholders holding common stock in “street name” in the same manner as stockholders whose shares are registered in their own names, and will ask banks, brokers and nominees holding these shares to provide us with information on how many fractional shares will be cashed out, and request that they effect the Transaction for their beneficial holders.

Recommendation of the Special Committee

Based on the foregoing analyses, including a consideration of the disadvantages of the Reverse Stock Split, the Special Committee believes that the Transaction, including the specific terms of the Reverse Stock Split, is procedurally and substantively fair to unaffiliated stockholders of the Company, regardless of whether such unaffiliated stockholder receives cash or continues to be a stockholder following the Reverse Stock Split. As a result, at a meeting held on July 15, 2025, the Special Committee unanimously approved the Transaction and recommended to the Board of Directors that it approve the Transaction.

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Recommendation of the Board

Based on the foregoing analyses, including a consideration of the disadvantages of the Reverse Stock Split, the Board believes that the Transaction, including the specific terms of the Reverse Stock Split, is procedurally and substantively fair to unaffiliated stockholders of the Company, regardless of whether such unaffiliated stockholder receives cash or continues to be a stockholder following the Reverse Stock Split. As a result, acting by written consent after a meeting held on July 15, 2025, the Board unanimously determined that the Transaction is in the best interests of the Company’s stockholders (including unaffiliated stockholders) and unanimously approved the Transaction. The Board recommends that you vote “FOR” the Reverse Stock Split Proposal and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.

Fairness Opinion of Financial Advisor

Set forth below is a summary of the material financial analyses presented by Houlihan Capital, LLC (“Houlihan Capital”) to the Special Committee in connection with rendering its opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Houlihan Capital in this regard. Certain summaries of financial analyses include information set forth in tabular format. In order to fully understand the financial analyses used by Houlihan Capital, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The preparation of the opinion regarding fairness, from a financial point of view, involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and, therefore, such opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Houlihan Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying the Houlihan Capital opinion.

No company or transaction used in the analyses described below is identical to the Company or the Transaction. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the Transaction or the public trading or other values of the Company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected acquisition or company data. In addition, in performing such analyses, Houlihan Capital relied on data and information prepared by several publicly available sources, as well as the Company, any of which may or may not prove to be accurate.

Houlihan Capital, a Financial Industry Regulatory Authority (“FINRA”) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals, has any ownership or other beneficial interests in the Company and has provided no previous investment banking or consulting services to the Company. Houlihan Capital has received and is receiving a fee from the Company relating to its services in providing this opinion that is not contingent on the consummation of the proposed Transaction. In an engagement letter dated June 11, 2025, the Company has agreed to indemnify Houlihan Capital for certain specified matters in connection with Houlihan Capital’s services. Houlihan Capital has received a non-contingent fee of $75,000 from the Company relating to its services in providing this opinion and related advisory. Other than with respect to the Transaction, there are no material relationships that existed prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Houlihan Capital and any party to the Transaction.

In addition, the Company has agreed to reimburse Houlihan Capital for its reasonable and documented out-of-pocket expenses (including attorneys’ fees, expenses and disbursements) incurred in connection with, and to indemnify Houlihan Capital and related persons against certain liabilities arising out of, its engagement, including liabilities arising under the Federal securities laws. Houlihan Capital may provide financial or other services to the Company in the future and in connection with any such services Houlihan Capital may receive compensation.

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The preparation of the fairness opinion was a complex process and is not necessarily susceptible to partial analysis or summary description. Nevertheless, the following is a brief summary of the fairness opinion, subject to the assumptions, qualifications, and limitations set forth therein, whether or not favorable, to the Special Committee of the Company as to whether, as of the date of such opinion, the transaction consisting of (i) a reverse stock split at a ratio of a range of 1-for-2,500 and 1-for-7,500 reverse stock split of the Company’s common stock with the purpose of taking the Company private, and (ii) the cash payment of $3.50 per share to shareholders whose shares are converted into less than one share in the Reverse Split, is fair from a financial point of view to the minority, unaffiliated shareholders of the Company. The opinion of Houlihan Capital addresses only the fairness, from a financial point of view, of the cash consideration to be paid in the Transaction to the minority, unaffiliated shareholders of the Company. Houlihan Capital was not requested to opine as to, and its opinion does not address:

●	Underlying business decision of Company, its shareholders, or any other party to proceed with or effect the proposed Transaction;
●	Financial fairness of any aspect of the proposed Transaction not expressly addressed in its opinion;
●	Terms of the Transaction (except with respect to financial fairness), including, without limitation, the closing conditions and any of the other provisions thereof;
●	Fairness of any portion or aspect of the proposed Transaction to the holders of any securities, creditors, or other constituencies of the Company, or any other party, other than those set forth in its opinion;
●	Relative corporate or other merits of the proposed Transaction as compared to any alternative business strategies that might exist for the Company; or
●	Tax, accounting, or legal consequences of the proposed Transaction to either the Company, its shareholders, or any other party.

Furthermore, no opinion, counsel, or interpretation was intended with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice.

In connection with its opinion, Houlihan Capital made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Capital has:

●	Held discussions with certain members of the Company’s senior management regarding the Transaction, the historical performance of the Company (giving effect to the Transaction), and the future outlook for the Company;
●	Reviewed information provided by the Company including, but not limited to:

○	The Company’s latest reports on Form 10-Q and 10-K and other relevant public documents as filed with the Securities and Exchange Commission;
○	The Company’s unaudited financial statements for the year-to-date period ended March 31, 2025;
○	The Company’s scenario-based revenue projections for Selonabant, dated November 26, 2024;
○	The Opportunity Assessment Report presented by IQVIA for the Company, dated November 26, 2024;

●	Reviewed the industry in which the Company operates, which included a review of (i) certain industry and economic research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses; and
●	Developed indications of value for the Company using generally accepted valuation methodologies.

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In rendering its opinion, Houlihan Capital relied upon and assumed, without independent verification, the accuracy and completeness of all data, material, and financial, legal, tax, operating and other information (including, without limitation, the financial statements and related notes thereto of the Company) furnished or otherwise made available to them, discussed with them or reviewed by them, and did not assume responsibility for such information. Houlihan Capital did not assume any responsibility to perform, and did not perform, an independent evaluation, physical inspection, or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and was not furnished with any such valuations or appraisals. Additionally, Houlihan Capital did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims, or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation or any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. Houlihan Capital also assumed that the Transaction will be consummated in a timely manner and in accordance with applicable corporate law and the terms described in the draft proxy statement reviewed by it, without any regulatory restrictions, conditions, amendments, or modifications. Houlihan Capital also assumed in its opinion that the proxy statement will be identical in all material respects to the latest available draft reviewed by Houlihan Capital; that the Transaction will be consummated in a timely manner and in accordance with the terms set forth in the proxy statement without waiver, modification, or amendment of any material term, condition, or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or on the contemplated benefits of the Transaction.

With respect to the data and discussions relating to the business prospects and financial outlook of the Company, Houlihan Capital assumed that the financial analyses and forecasts provided to it were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and that the Company will perform substantially in accordance with such financial analyses and forecasts. Houlihan Capital further relied on the assurances of members of senior management of the Company that they are unaware of any facts that would make such business prospects and financial outlooks incomplete or misleading.

Houlihan Capital’s opinion was necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Houlihan Capital did not undertake, and is under no obligation, to update, revise, reaffirm, or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

Summary of Financial Analyses Performed by Houlihan Capital. Among other things, Houlihan Capital based its analyses on the financial forecasts provided by the Company. The Company’s financial forecasts were produced entirely by the Company’s management without any input from Houlihan Capital. Company Management provided 10-year revenue projections for the Company. Management estimated first year revenues for Selonabant to begin in 2028. Company management’s projections contained three scenarios, differentiated primarily by Selonabant’s treatment price, access, and promotional reach:

●	Scenario 1 – Selonabant low treatment price, high access, moderate promotional reach.

●	Scenario 2 – Selonabant moderate treatment price, moderate access, moderate promotional reach.

●	Scenario 3 – Selonabant high treatment price, low access, high promotional reach.

The table below provides a summary of the Company’s Scenario 1 financial forecast assuming the Company continues in its present state, as an SEC filing company.

	Fiscal Year Ended June 30
	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037
Selonabant Treatment Price (Thousands)	$10.0	$10.2	$10.4	$10.6	$10.8	$11.0	$11.3	$11.5	$11.7	$12.0
Total Patient Volume	4,321	8,288	12,551	15,939	18,400	20,240	22,264	24,491	26,940	29,634
Total Net Revenue (Millions)	$43.2	$84.5	$130.6	$169.1	$199.2	$223.5	$250.7	$281.3	$315.6	$354.2

The key inputs used in calculating implied Enterprise Values, Equity Values, and Equity Values per Share are as follows:

Cash and equivalents (as of March 31, 2025)	$13.3 million
Debt (as of March 31, 2025)	$3.0 million
Shares outstanding (as of July 15, 2025)	41,084,731

In arriving at its opinion, in addition to reviewing the matters listed above, Houlihan Capital used the following approaches to evaluate the fairness, from a financial point of view, of the consideration to be paid in the Transaction to the common stockholders of the Company, excluding affiliates of the Company:

●	Market Approach: Guideline Public Company Method;

●	Market Approach: Guideline Transaction Method; and

●	Income Approach: Discounted Cash Flow Method.

An adjusted book value approach was considered but ultimately not used as the Company operates as going concern business and is not asset intensive.

Market Approach: Guideline Public Company Analysis. Houlihan Capital used S&P Capital IQ to conduct a comprehensive screening process to identify guideline public companies that, while not exact matches, were reasonably comparable to the Company. Using professional judgment, Houlihan Capital considered factors such as industry classification, therapeutic focus, clinical phase, enterprise value, and business scale. The search focused on clinical-stage companies engaged in developing investigational drug candidates with therapeutic focuses on (i) CB-1 receptor antagonism, (ii) acute/emergency hospital care, (iii) CNS depression, and/or (iv) broader CNS therapeutic applications. Companies were filtered based on similarities in product development, maturity, relative size, and market orientation, resulting in a peer set of 11 public companies that reflects the subject company’s position within the biopharmaceutical landscape.

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Houlihan Capital ultimately selected the first quartile of the data for the low indication of enterprise value and the third quartile of the data for the high indication of enterprise value. The table below lists the guideline public companies analyzed:

Company	TEV (Millions)
Addex Therapeutics Ltd (NASDAQ:ADXN)	$3.9
Aelis Farma SA (ENXTPA:AELIS)	$4.4
CervoMed Inc. (NASDAQCM:CRVO)	$27.6
Cognition Therapeutics, Inc. (NASDAQCM:CGTX)	$19.4
Corbus Pharmaceuticals Holdings, Inc. (NASDAQCM:CRBP)	$-31.3
Ensysce Biosciences, Inc. (NASDAQCM:ENSC)	$1.9
Grace Therapeutics, Inc. (NASDAQCM:GRCE)	$22.0
InMed Pharmaceuticals Inc. (NASDAQCM:INM)	$-0.5
Klaria Pharma Holding AB (publ.) (OM:KLAR)	$8.6
Skye Bioscience, Inc. (NASDAQ:SKYE)	$57.1
Vistagen Therapeutics, Inc. (NASDAQCM:VTGN)	$-13.4

Third Quartile	$20.7
Mean	$9.1
Median	$4.4
First Quartile	$0.7

Market Approach: Guideline Transaction Analysis. Houlihan Capital analyzed the values of comparable companies from M&A transactions that closed within the last 3 years. As with the Guideline Public Company method, Houlihan Capital utilized S&P Capital IQ to conduct a comprehensive screening to identify acquired companies that, while not exact matches, were reasonably comparable to the Company, resulting in a peer set of 8 acquired companies that reflects the subject company’s position within the biopharmaceutical landscape.

As part of the analysis, Houlihan Capital adjusted the reported enterprise values of the acquired companies by removing any implied deal premiums to arrive at a normalized, pre-acquisition enterprise value. In the absence of available premium data on S&P Capital IQ, Houlihan Capital selected a premium of 59.8%, based on the average premium paid for companies in the pharma-biotech subset in 2023 (latest available).

While the acquired companies in these transactions were generally at more advanced stages of development, often in Phase III or nearing regulatory approval, this is consistent with typical M&A behavior as acquirers tend to target companies with greater clinical validation, regulatory visibility, and proximity to revenue generation. Although the subject company is earlier in its development cycle, these transactions still offer a relevant benchmark by illustrating market-based valuations for assets in adjacent therapeutic areas with similar commercial potential. Houlihan Capital ultimately selected the first quartile of the data for the low indication of enterprise value and the third quartile of the data for the high indication of enterprise value. The table below lists the guideline transactions analyzed:

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Buyer	Target	Transaction Closing Date	Implied Transaction TEV	Deal Premium Paid	Adjusted TEV (Millions)
Double Point Ventures LLC	Lumos Pharma, Inc.	12/12/2024	$40.9	58.2%	$25.8
Biohaven Ltd.	Pyramid Biosciences, Inc.	1/31/2024	$50.8	59.8%	$31.8
Zevra Therapeutics, Inc.	Acer Therapeutics Inc.	11/17/2023	$135.6	5.2%	$129.0
Harmony Biosciences Holdings, Inc.	Zynerba Pharmaceuticals, Inc. (nka:Harmony Biosciences Management, Inc.)	10/10/2023	$174.4	59.8%	$109.1
Indivior PLC	Opiant Pharmaceuticals, Inc.	3/2/2023	$190.0	194.7%	$64.5
Syncona Limited; Syncona Investment Management Limited	Applied Genetic Technologies Corporation (nka:Beacon Therapeutics (USA), Inc.)	11/30/2022	$59.2	41.6%	$41.8
Neurocrine Biosciences, Inc.	Diurnal Group plc (nka:Diurnal Group Limited)	11/1/2022	$34.7	144.4%	$14.2
Genfit S.A.	Versantis AG	9/29/2022	$107.2	59.8%	$67.1

Third Quartile			$145.3	59.8%	$77.6
Mean			$83.2	62.4%	$60.4
Median			$99.1	59.0%	$53.2
First Quartile			$48.4	14.3%	$30.3

Houlihan Capital applied equal weighting to the results of both the guideline public company and guideline transaction methods, given comparable confidence in each.

Valuation Methodology	Indicated Fair Market Value of Enterprise (Millions)
	Low	High
Market Approach: GPC Method	$0.7	$20.7
Market Approach: GT Method	$30.3	$77.6

Indicated Enterprise Value	$15.5	$49.1

Income Approach: Discounted Cash Flow Method. Based on an opportunity assessment analysis performed by IQVIA in November 2024, feedback from 10 healthcare providers in various roles across emergency medicine, pediatric emergency medicine, and intensive care indicated Selonabant’s use would be limited if its treatment price approached the range of the Scenario 2 and Scenario 3 projections. Based on this feedback, and after discussions with Company management, the Scenario 1 projections appeared to be the most reasonable and reliable scenario for the utilization of the DCF.

The present value of the enterprise cash flows during the discrete projection period and the terminal value were calculated using a selected discount rate, as determined pursuant to the analysis described below.

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Houlihan Capital applied a 12.1% cash flow margin in its analysis, sourced from IBISWorld’s report Biotechnology in the U.S., published March 2025. This margin reflects the 5-year average profit margin of companies across the biotechnology industry between 2020 and 2025, including a variety of business models, developmental stages, and therapeutic focuses. The use of this industry-wide benchmark provides a balanced and objective basis for estimating long-term profitability in the sector.

The Company is an early-stage company that is projected to experience significant growth in revenue and margins over the forecast period. Traditional methods used to derive discount rates, the capital asset pricing model and build-up approaches, would be unreliable in quantifying the required rate of return on the Company’s projected cash flows because they rely on risk and return data for companies that are mature and are projected to have slower growth. Instead, Houlihan Capital relied on a survey of the rates of return sought by private equity, venture capital, and angel investors published by Pepperdine University.

In selecting discount rates to apply to the Company, Houlihan Capital noted the first quartile, median, and third quartile required rates of return indicated for early-stage venture capital-backed companies and smaller private equity-backed companies. Required rates of return were generally in the 22% to 42% range. Houlihan Capital believes that a discount rate of 30% is applicable to the Company.

Houlihan Capital discounted the projected free cash flows of the Company to the Date of Value, applying the discount rate concluded for the Company and a mid-period convention. The mid-period convention is typical to valuation practice when discounting cash flows that are estimated to be generated and received on an on-going basis throughout the applicable period, such as is the case with revenues, profits, and cash flows from an operating business.

Next, Houlihan Capital determined a terminal value for the Company at the end of the explicit projection period under an exit multiple methodology.

The exit multiple applied was 1.25x terminal year revenue, determined through a combination of market-based observations and professional judgment. In selecting this multiple, Houlihan Capital reviewed the Enterprise Value/Revenue trading multiples of the guideline public companies. Houlihan Capital also considered data from S&P Capital IQ’s Central Nervous System market map, which provided broader insight into valuation trends within the sector. The selected multiple is below the median of the data sets mentioned, and reflects the Company’s early clinical stage, long-term growth prospects, and the risk profile typical of development-stage biotech firms.

Next, Houlihan Capital summed the present values of the Company’s projected cash flows during the discrete projection period and the present value of the terminal value to determine an indicated enterprise value for the Company.

This analysis resulted in a range of equity values per share indicated in the table below:

(Thousands, except percentages)	EBITDA Margin %
Private Capital ROR	11.1%	12.1%	13.1%
32.5%	$34,597	$36,511	$38,426
30.0%	$41,024	$43,188	$45,352
27.5%	$49,008	$51,466	$53,924

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Inherent in any discounted present value analysis is the use of a number of assumptions, including the accuracy of projections and the subjective determination of a discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments could significantly alter the results of a discounted present value analysis.

Valuation Conclusion. To conclude on a range of Equity Values as indicated by its analyses, Houlihan Capital considered all the values resulting from the Guideline Public Company Method, Comparable Transactions Method, and Discounted Cash Flow Method. Based on the valuation methodologies discussed above, the estimated fair value of equity range determined by Houlihan Capital is indicated in the table below:

	Market Approach		Income Approach
(Millions, except per share values)	Low	High	Low	High
Enterprise Value	$15.5	$49.1	$34.6	$53.9
Plus: Cash and equivalents	$13.3	$13.3	$13.3	$13.3
Less: Debt	$(3.0)	$(3.0)	$(3.0)	$(3.0)
Total Equity Value	$25.8	$59.4	$44.9	$64.2

Shares outstanding	41.1	41.1	41.1	41.1
Fair Market Value per Share	$0.63	$1.45	$1.09	$1.56

Based upon the foregoing, it is Houlihan Capital’s opinion that, as of the date hereof, the Transaction is fair from a financial point of view to the minority, unaffiliated shareholders of the Company. The Opinion was unanimously approved by the Fairness Opinion Committee of Houlihan Capital.

Material Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Transaction to Anebulo and its stockholders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis. This summary only addresses stockholders who hold their shares of our Common Stock as a capital asset. This summary does not address any state, local, foreign, or the U.S. federal estate or gift, Medicare net investment income (except as expressly provided herein), or alternative minimum tax provisions of the Code. No assurance can be given that possible changes in such United States federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service (the “IRS”).

The following summary does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that may be subject to special tax rules, including, without limitation: financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein), holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, certain former citizens or long-term residents of the United States, and persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code.

For purposes of this summary, a “U.S. holder” means a beneficial owner of shares of our Common Stock that is for U.S. federal income tax purposes one of the following:

●	a citizen or resident of the United States;

●	a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);

●	an estate the income of which is subject to federal income taxation regardless of its sources; or

●	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or a valid election is in effect under applicable Treasury Regulations to be treated as a domestic trust.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of our Common Stock that is a not a U.S. holder or a partnership for U.S. federal income tax purposes.

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If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner with respect to the Transaction generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor as to the U.S. federal, state, local, and foreign income tax consequences of the Transaction.

NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS IN CONNECTION WITH THE Transaction (Including the Reverse Stock Split). ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

Tax Consequences to Anebulo

We believe that the Reverse Stock Split generally should be treated as a tax-free “recapitalization” or other non-recognition event for federal income tax purposes in which case the Transaction should have no material federal income tax consequences to Anebulo.

Federal Income Tax Consequences to U.S. Holders Who Do Not Receive Cash in the Reverse Stock Split

If you are a U.S. holder that receives no cash as a result of the Reverse Stock Split, but continue to hold our shares of Common Stock immediately after the Reverse Stock Split, you generally will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Reverse Stock Split will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Reverse Stock Split, and the holding period in those shares will be the same as immediately prior to the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Federal Income Tax Consequences to U.S. Holders Who Receive Cash in the Reverse Stock Split and Who Will Own, or Will Be Considered under the Code to Own, Shares of Common Stock After the Reverse Stock Split

In some instances, a Continuing Stockholder may be entitled to fractional shares as a result of the Reverse Stock Split. Such a stockholder would receive a Cash Payment for those fractional shares while continuing to own shares of Common Stock after the Reverse Stock Split. In other cases, you may be entitled to receive cash in the Reverse Stock Split for shares of our Common Stock you hold in one capacity but continue to hold shares in another capacity. For example, you may own fewer than the Minimum Number of shares in your own name (for which you will receive cash) and own at least the Minimum Number of shares in your brokerage account in “street name.” Alternatively, for federal income tax purposes you may be deemed to own shares held by others. For instance, if you own fewer than the Minimum Number of shares in your own name (for which you will receive cash) and your spouse owns at least the Minimum Number of shares (which will continue to be held following the completion of the Reverse Stock Split), the shares owned by your spouse generally will be attributable to you for federal income tax purposes. Furthermore, in determining whether you are considered to continue to hold shares of our Common Stock, for federal income tax purposes, immediately after the Reverse Stock Split, you generally will be treated as owning shares actually or constructively owned by certain family members and entities in which you, or a member of your family, have an interest (such as trusts and estates of which you are beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire). Accordingly, in some instances the shares of Common Stock you own in another capacity, or which are attributed to you, may remain outstanding.

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If you are a U.S. holder that receives cash as a result of the Reverse Stock Split, but are treated as continuing to own shares of Common Stock as described above, including through attribution, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of Common Stock and your aggregate adjusted tax basis in those shares, provided that the receipt of cash either is “a complete termination of interest,” “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below. Gain or loss must be calculated separately with respect to each block of shares of Common Stock exchanged in the Reverse Stock Split.

Complete Termination of Interest

Notwithstanding the continued ownership of shares of our Common Stock as described above, including constructive ownership from certain family members under the attribution rules, the receipt of cash as a result of the Reverse Stock Split may qualify as “a complete termination of interest” if (i) you have no interest in Anebulo after the Transaction other than as a creditor, (ii) you do not acquire any such interest in Anebulo in the next ten years (other than stock acquired by bequest or inheritance), (iii) you file an agreement with the IRS to notify the IRS if you acquire any such interest during such ten-year period, (iv) none of the redeemed shares of our Common Stock were acquired, within the ten-year period ending on the date of the receipt of cash in the Reverse Stock Split, by you from a person whose stock ownership would be attributed to you under the attributable rules described above, and (v) no person owns, at the time of the redemption, shares of our Common Stock which is attributable to you under the attribution rules described above and was acquired from you within the ten-year period ending on the date of the redemption, unless such stock acquired from you is also exchanged for cash in the Reverse Stock Split. The rules for qualifying for a complete termination of interest despite family attribution of shares are complex and you must rely on your own tax advisor to determine whether or not you are able to meet such requirements.

Not Essentially Equivalent to a Dividend

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in your proportionate interest in us resulting from the Reverse Stock Split (taking into account for this purpose shares of Common Stock which you are considered to own under the attribution rules described above) is considered a “meaningful reduction” given your particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.

Substantially Disproportionate Redemption of Stock

The receipt of cash in the Reverse Stock Split will be a “substantially disproportionate redemption of stock” if (a) you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned by you immediately after the Reverse Stock Split is less than 80% of the percentage of shares of voting stock owned by you immediately before the Reverse Stock Split. For purposes of these percentage ownership tests, you are considered to own Common Stock owned directly as well as indirectly through the application of the attribution ownership rules described above.

Capital gain or loss recognized by a U.S. holder will be long-term if your holding period with respect to the Common Stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations. If you are an individual U.S. holder, long-term capital gain should generally be subject to United Stated federal income tax at a maximum rate of 20%.

If the receipt of cash by a U.S. holder in exchange for shares of Common Stock is not treated as capital gain or loss under either of the tests, it will be treated first as a dividend to the extent of your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of (and in reduction of) your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain. In general, dividends are taxed at ordinary income rates. However, a U.S. holder may qualify for a 20% federal income tax rate on any cash received in the Reverse Stock Split that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder; (ii) you have held the Common Stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.

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If you, or a person or entity whose ownership of shares would be attributed to you, will continue to hold Common Stock immediately after the Reverse Stock Split, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse Stock Split, in light of your specific circumstances.

Federal Income Tax Consequences to U.S. Holders Who Receive Cash in the Reverse Stock Split and Who Will Not Own, and Will Not Be Considered under the Code to Own, Shares of Common Stock After the Reverse Stock Split

If you are a U.S. holder that receives cash as a result of the Reverse Stock Split and you do not own, and are not considered to own, shares of our Common Stock immediately after the Reverse Stock Split, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of Common Stock and your aggregate adjusted tax basis in those shares. Capital gain or loss recognized will be long-term if your holding period with respect to the Common Stock surrendered is more than one year at the time of the Reverse Stock Split. The deductibility of capital loss is subject to limitations.

Net Investment Income Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which, in the case of individuals, will be between $125,000 and $250,000 depending on the individual’s circumstances). A U.S. holder’s “net investment income” may generally include portfolio income (such as interest and dividends), and income and net gains from an activity that is subject to certain passive activity limitations, unless such income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, and you will receive cash in the Reverse Stock Split, you should consult your tax advisors regarding the applicability of the net investment income tax to any capital gain or dividend income you may recognize in the Reverse Stock Split.

Backup Withholding

If you are a U.S. holder that receives cash as a result of the Reverse Stock Split, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your United States federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss as a result of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received as a result of the Reverse Stock Split provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements. If such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. holders, and if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and certain other requirements are met, the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain from the exchange of the shares of our Common Stock, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any.

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Notwithstanding the foregoing, if the receipt of cash by a non-U.S. holder in exchange for shares of Common Stock has the effect of a dividend distribution under the tests set forth above under “Federal Income Tax Consequences to U.S. Holders Who Receive Cash in the Reverse Stock Split and Who Will Own, or Will Be Considered under the Code to Own, Shares of Common Stock After the Reverse Stock Split,” the gain will be treated as a dividend rather than capital gain to the extent of your ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes, then as a tax-free return of capital to the extent of (and in reduction of) your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

Anebulo will withhold U.S. federal income taxes equal to 30% of any cash payments made to a non-U.S. holder as a result of the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a non-U.S. holder claiming a reduction in (or exemption from) such tax must provide Anebulo with a properly completed IRS Form W-8BEN (or other appropriate IRS Form W-8) claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the non-U.S. holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides Anebulo with an appropriate statement to that effect on a properly completed IRS Form W-8ECI. Moreover, Anebulo may withhold U.S. federal income taxes at a 30% rate on cash payments to a non-U.S. holder regardless of whether the non-U.S. holder satisfies a test described above under “Federal Income Tax Consequences to U.S. Holders Who Receive Cash in the Reverse Stock Split and Who Will Own, or Will Be Considered under the Code to Own, Shares of Common Stock After the Reverse Stock Split.” A non-U.S. holder may be eligible to obtain a refund of all or a portion of any tax withheld if the non-U.S. holder (i) meets one of the tests described above that would characterize the exchange as a sale (as opposed to a dividend) with respect to which the non-U.S. holder is not subject to U.S. federal income tax or (ii) is otherwise able to establish that no tax or a reduced amount of tax is due

Non-U.S. holders should consult their own tax advisors regarding possible dividend treatment and should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

U.S. Information Reporting and Backup Withholding

In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

FATCA

Under the Foreign Account Tax Compliance Act (‘‘FATCA’’), withholding taxes may apply to certain types of payments made to ‘‘foreign financial institutions’’ (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

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Any cash paid to a non-U.S. holder as a result of the Reverse Stock Split that is treated as dividend may be subject to withholding under FATCA unless the requirements set forth above are satisfied (if applicable) and appropriate certifications are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Planned Management Structure Adjustments

The Board does not currently expect to make any adjustments to our existing management structure or Board size in connection with the Transaction. However, if stockholders approve the Reverse Stock Split Proposal and we proceed with the Transaction, we will have additional corporate governance flexibility as a result of no longer needing to comply with corporate governance rules applicable to publicly listed companies, and the Board may decide in the future to adjust our management structure or Board size if the Board determines that such adjustments are in the best interests of stockholders.

Interests of Executive Officers, Directors and 10% Stockholders

General Information

Assuming the Reverse Stock Split is effected at a ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios, upon the Effective Time of the Reverse Stock Split, the percentage of the Company’s Common Stock beneficially owned by the directors of the Company as a group will increase from 83.6% to approximately 86.0% based on our shares of Common Stock outstanding on August 15, 2025, which will not affect control of the Company. Similarly, based on an assumed Stock Split Ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios, the percentage of the Company’s Common Stock beneficially owned by the directors of the Company as a group will increase to approximately 85.5% and based on an assumed Stock Split Ratio of 1-for -7,500, which is the high end of the Range of the Stock Split Ratios, will increase to approximately 86.4%.

The ownership percentage and the reduction in the number of shares outstanding following the Reverse Stock Split may increase or decrease depending on purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the Effective Time of the Reverse Stock Split. The ownership percentage of our shares of Common Stock held by those of our executive officers, directors, their affiliates and 10% stockholders who will be Continuing Stockholders, as well as the ownership percentage of our other Continuing Stockholders, will proportionally slightly increase or decrease as a result of such purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the Effective Time of the Reverse Stock Split.

None of our executive officers, directors, their affiliates or 10% stockholders has any interest, direct or indirect, in the Transaction, other than interests arising from (i) the ownership of shares of our Common Stock, where those executive officers, directors, their affiliates or 10% stockholders receive no extra or special benefit from the Transaction that is not shared on a pro rata basis by all other holders of our Common Stock, (ii) the ownership of stock options relating to the right to receive shares of our Common Stock upon the vesting of these options, or (iii) the ownership of warrants relating to the right to receive shares of our Common Stock upon the exercise of such warrants. See “Security Ownership of Certain Beneficial Owners and Management.”

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Upon the Effective Time of the Reverse Stock Split, each outstanding option issued by the Company prior to the Reverse Stock Split will be equitably adjusted to give effect to the Reverse Stock Split, and each outstanding warrant issued by the Company prior to the Reverse Stock Split will automatically be adjusted so that the number of shares subject to such warrant, in the aggregate or as to any installment thereof, is divided by the Minimum Number and the exercise price per share is increased accordingly. If the adjustment would produce fractional shares with respect to any unexercised warrant, upon exercise of such warrant, the Board will at its election, in accordance with the terms of the warrants, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share, such that no fractional shares will be issued or issuable. For information relating to the securities owned by and the beneficial ownership of our Common Stock by executive officers, directors, their affiliates and 10% stockholders, see “Security Ownership of Certain Beneficial Owners and Management.”

Each of our directors, the December Investors, and their respective affiliates, who together hold or share the power to vote approximately 91.7% of our outstanding shares on the [Record Date], have indicated that they will vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power. This includes (i) one stockholder holding the power to vote 6.1% of our outstanding shares who has entered into a support agreement agreeing to vote in favor of the Reverse Stock Split and waiving certain contractual rights that would be violated by the Reverse Stock Split, (ii) certain additional stockholders holding the power to vote approximately 74.2% of our outstanding shares who have waived certain contractual rights that would be violated by the by the going private transaction and expressed their intention to vote in favor of the Reverse Stock Split Proposal and the Adjournment Proposal with respect to all shares for which they hold or share voting power but were not contractually bound to do so, and (iii) an additional stockholder who, on behalf of himself and his affiliated entities that together own or control the power to vote approximately 11.3% of our outstanding shares, has expressed their intention to vote in favor of the Reverse Stock Split with respect to all shares for which they hold or share voting power but were not contractually bound to do so.

Anebulo’s affiliated stockholders, including our executive officers, directors and their affiliates will be treated no differently than unaffiliated stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The sole determining factor as to whether a stockholder will be a Continuing Stockholder is the number of shares of our Common Stock that they own

See “Special Factors—Effects of the Transaction (including the Reverse Stock Split)—Effect of the Transaction (including the Reverse Stock Split) on our Directors, Executive Officers and 10% Stockholders.”

Agreements with Anebulo

During the last three years, none of our directors, executive officers or 10% stockholders have entered into any agreements with Anebulo, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation” in our most recent annual report on Form 10-K, except as follows:

December 2024 Private Placement

On December 22, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with several institutional accredited investors (the “December Investors”), including 22NW, pursuant to which we issued and sold to the December Investors an aggregate of 15,151,514 shares of Common Stock, including 10,101,010 shares issued and sold to 22NW (the “December Private Placement”). The purchase price of each share of Common Stock was $0.99, which was equal to the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d). The December Private Placement closed on December 23, 2024. We received aggregate gross proceeds from the December Private Placement of approximately $15 million, including approximately $10 million from 22NW, before deducting estimated offering expenses payable by us.

Pursuant to the Purchase Agreement, we agreed to register for resale the 15,151,514 shares of Common Stock purchased by the December Investors in the Private Placement (the “Registrable Securities”). We agreed to file a registration statement covering the resale of the Registrable Securities within 60 days following the date of the Purchase Agreement and to cause such registration statement to become effective and to keep such registration effective at all times until such time that no December Investor owns Registrable Securities. We filed a registration statement on Form S-3 registering the Registrable Securities with the SEC on February 20, 2025, which was declared effective by the SEC on February 28, 2025. The December Investors have waived the Company’s obligation to cause a registration statement covering the resale of the Registrable Securities to remain effective.

Mr. Aron English, a member of our Board of Directors, is the Manager of 22NW Fund GP, LLC, which is the General Partner of 22NW, and so may be deemed to beneficially own the securities owned directly by 22NW.

The number of issued and outstanding shares of the Company’s Common Stock held of record by Mr. English and beneficially owned by Mr. English following the December Private Placement exceeds 50% of all issued and outstanding shares of Common Stock, and a change of control of the Company may be deemed to have occurred as a result of the December Private Placement.

On February 24, 2025, we entered into the Lock-Up Agreement with 22NW pursuant to which 22NW agreed not to vote, sell, transfer, pledge or otherwise dispose of the shares that were issued to it pursuant to the Purchase Agreement until receiving stockholder approval of such removal, which approval was obtained on April 4, 2025.

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Loan Agreement (previously the Loan and Security Agreement)

On November 13, 2023, we entered into a Loan and Security Agreement (“LSA”) with 22NW, LP and JFL Capital Management LLC (“JFL”) which originally allowed us to draw up to $10 million (the “Facility Amount”) as needed to fund future operations and provided that upon the draw of at least $3 million in the aggregate, the LSA would be collateralized by substantially all of our assets. We issued 300,000 shares of Common Stock to 22NW upon the signing of the LSA.

On February 10, 2025, we modified the LSA, pursuant to an Amended and Restated Loan Agreement (the LSA, as amended and restated, the “Loan Agreement”), which, among other things, reduced the maximum loan advance to $3 million, removed all securitization provisions and provides that all of 22NW, LP’s right, title, and interest in and to the LSA and the Loan Agreement and all rights, remedies and obligations of 22NW, LP pursuant to the LSA and the Loan Agreement are assigned to 22NW. The outstanding balance will accrue interest at 0.25% per annum and no fee will be assessed on the unused balance. The Loan Agreement will terminate and all outstanding principal drawn and interest accrued owed there under will be due and payable on February 10, 2028. In addition, the Loan Agreement requires that we issue 0.03 shares of Common Stock per dollar loaned under the Loan Agreement, up to a maximum of 90,000 shares, with a minimum of 50,000 shares being issued in connection with the first advance made pursuant to the Loan Agreement. We have never drawn down on the LSA and there is currently no balance outstanding under the Loan Agreement.

Joseph F. Lawler, M.D., Ph.D., our founder and a member of our Board of Directors, is the founder and Managing Member of JFL. Aron R. English, the President and Portfolio Manager of 22NW, and Nathaniel Calloway, the lead for 22NW, are each members of our Board of Directors.

September 2022 Private Placement

In September 2022, we completed a private placement of 2,264,650 units (collectively, the “Units”), with each Unit consisting of (i) one share of Common Stock, and (ii) a warrant to purchase one share of Common Stock (the “Common Warrants”), for an aggregate purchase price of approximately $6.6 million (or $2.935 per Unit). Each Common Warrant has an exercise price of $4.215 per share, which is subject to customary adjustments in the event of any combination or split of the Common Stock, and has a five-year term. The Common Warrants contain beneficial ownership limitations which prevent the holder from exercising the Common Warrants if immediately following such exercise the holder would beneficially own shares of Common Stock in excess of the stated beneficial ownership limitation. 22NW participated in the private placement and purchased 1,703,577 Units at the per Unit purchase price, for an aggregate purchase price of approximately $5.0 million. Pursuant to the securities purchase agreement for this private placement, we agreed to prepare and filed a registration statement on Form S-1 with the SEC on November 2, 2022, which was subsequently declared effective on November 10, 2022, to register the resale of the shares of Common Stock included in the Units and the shares of Common Stock issuable upon exercise of the Common Warrants.

Source of Funds and Expenses

Expenses

Since we do not know how many record and beneficial holders of our Common Stock will be Cashed Out Stockholders, we do not know the exact cost of the Reverse Stock Split. However, based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split will be approximately $4.1 million based on an assumed Reverse Stock Split ratio of 1-for-5,000, which is the midpoint of the Range of the Stock Split Ratios. Based on the August Stockholder Data, we believe that our total cash requirement to cash out fractional shares in the Reverse Stock Split would be approximately (a) $3.2 million based on an assumed Reverse Stock Split ratio of 1-for-2,500, which is the low end of the Range of the Stock Split Ratios; or (b) $4.7 million based on an assumed Reverse Stock Split ratio of 1-for-7,500, which is the high end of the Range of the Stock Split Ratios. In addition, we estimate that our total professional fees and other expenses will total approximately $1.0 million. These include approximately $500,000 for legal and accounting expenses, $75,000 for the opinion of Houlihan Capital, approximately $300,000 for directors and officers insurance, as well as $100,000 for filing, printing, mailing and other miscellaneous fees. We are responsible for paying all such expenses. Our total Transaction-related expenses could be larger or smaller than the estimates set forth above, which have been provided for illustrative purposes only, depending on, among other things, (i) the number of fractional shares to be cashed out in the Reverse Stock Split as a result of purchases, sales and other transfers of shares of Common Stock by stockholders prior to the Effective Time of the Reverse Stock Split, (ii) the Stock Split Ratio the Board chooses, or (iii) an increase in the costs and expenses of the Transaction. We expect to pay the cash payments in lieu of fractional shares and the costs relating to the Transaction from cash on hand. If the Board determines that the total cash requirement of the Transaction is prohibitively expensive, including as a result of subsequent trading activity, it may abandon the Reverse Stock Split even if the Reverse Stock Split is approved by our stockholders.

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Source of Funds

We expect to pay the Cash Payment for fractional shares and the costs relating to the Reverse Stock Split and the overall transaction from cash on hand.

Effective Time of the Reverse Stock Split

The Reverse Stock Split will become effective as of the date that we amend our Certificate of Incorporation through the filing of a certificate of amendment to the Certificate of Incorporation with the State of Delaware to effectuate the Reverse Stock Split. Unless our Board determines to abandon the Reverse Stock Split, we intend to effect the Transaction as soon as possible after the Reverse Stock Split Proposal is approved by our stockholders. The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of both a notice of removal from listing of our Common Stock from listing on Nasdaq and termination of registration under Section 12(b) of the Exchange Act on Form 25, and a certification and notice of termination of registration on Form 15. The deregistration of our Common Stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25 and the deregistration of our Common Stock under other provisions of the Exchange Act will become effective 90 days after the filing of the Form 15. See “Special Factors — Effects of the Transaction — Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations”.

Termination of the Transaction

Although we are requesting your approval of the Reverse Stock Split, the Board has retained authority, in its discretion, to withdraw the Reverse Stock Split from the agenda of the Special Meeting prior to any vote. In addition, even if the Reverse Stock Split is approved by stockholders at the Special Meeting, the Board may determine not to implement the Reverse Stock Split if subsequently it determines that the Reverse Stock Split is not in the best interests of its stockholders. If for any reason the Reverse Stock Split Proposal is not approved, or if approved, is not implemented, our Common Stock will not be deregistered until such time as we otherwise elect to do so, if the Company is eligible to do so at such time (i.e., if the number of record holders of our Common Stock continued to be below 300). Reasons to withdraw the Reverse Stock Split from the agenda, or to abandon the Reverse Stock Split, may include, among other things:

●	any change in the nature of the holdings of stockholders which would result in us not having less than 300 record holders upon implementation of the Reverse Stock Split;

●	any change in the number of shares that will be exchanged for cash in connection with the Reverse Stock Split that would increase in any material respect the cost and expense of the Reverse Stock Split compared to what we presently estimate;

●	any material change in the closing price of our Common Stock prior to the Effective Time of the Reverse Stock Split; and

●	any change in the general political, market, economic or financial conditions in the United States or abroad or any change in our financial condition, business or prospects that could, in our reasonable judgment, have a material effect on our business, condition (financial or other), assets, income, operations or prospects or that of any of our subsidiaries or the trading in shares of our Common Stock, or that would otherwise materially affect in any way the contemplated future conduct of our business or that of any of our subsidiaries, and that would cause us to believe that the Reverse Stock Split and/or the overall transaction would no longer be in the best interests of our stockholders.

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If the Board decides to withdraw the proposed Reverse Stock Split from the agenda of the Special Meeting or to abandon the proposed Reverse Stock Split, we will promptly notify stockholders of the decision. See “Special Factors—Reservation of Rights.”

Payment for Fractional Shares

Stockholders of record owning fewer than the Minimum Number of shares immediately prior to the Effective Time will be entitled to a fraction of a share of Common Stock upon the Reverse Stock Split and will be paid cash in lieu of such fraction of a share of Common Stock on the basis of $3.50, without interest, for each share of Common Stock held by such stockholder immediately prior to the Effective Time. Stockholders of record who own at least the Minimum Number shares immediately prior to the Effective Time will receive cash for any fractional share interests such stockholder would otherwise be entitled to as a result of the Reverse Stock Split. All of our stockholders of record hold their shares in book-entry form, which means that those stockholders do not have stock certificates evidencing their ownership of Common Stock. Accordingly, each such Cashed Out Stockholder will receive a check by mail at such Cashed Out Stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing this check, the Cashed Out Stockholder will warrant that the Cashed Out Stockholder owns the shares for which the cash payment was received. Our transfer agent, Continental, will act as our agent for purposes of paying for fractional shares in connection with the Transaction.

For Continuing Stockholders, you do not need to take any action. Your holdings will be electronically adjusted by our transfer agent to give effect to the Reverse Stock Split. If any book-entry statement representing shares of pre-split shares contains a restrictive legend or notation, as applicable, the corresponding book-entry statements representing post-split shares will contain the same restrictive legend or notation. Similar to the Cashed Out Stockholders, if a Continuing Stockholder is to receive a Cash Payment in lieu of fractional shares as a result of the Reverse Stock Split, such Continuing Stockholder will receive a check by mail at such Continuing Stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing this check, the Continuing Stockholder will warrant that the Continuing Stockholder owns the shares for which the Cash Payment was received.

For purposes of determining ownership of shares of our Common Stock on the Effective Time of the Reverse Stock Split, such shares will be considered held by the person in whose name such shares are registered on our transfer agent’s records (i.e., by stockholders of record). If you hold shares of our Common Stock in “street name”, your broker, bank or other nominee is considered the stockholder of record with respect to those shares and not you. You are considered the beneficial owner of these shares. Pursuant to the SEC rules and regulations, we intend to treat each bank, broker or other nominee as one stockholder of record. These banks, brokers and other nominees may have different procedures for processing the Reverse Stock Split. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of our Common Stock and that it may hold at least the Minimum Number of shares of our Common Stock in the aggregate. Therefore, depending upon their procedures, your bank, broker or other nominee may not be obligated to treat the Reverse Stock Split as affecting beneficial owners’ shares on an individual basis.

If you hold an account with fewer than the Minimum Number of shares of our Common Stock in “street name” and want to ensure that your shares are cashed out, we encourage you to promptly contact your bank, broker or other nominee to change the manner in which your shares are held from “street name” into a record holder account in your own name so that you will be a record owner of the shares and could receive the Cash Payment for your fractional shares.

There will be no differences between the respective rights, preferences or limitations of our Common Stock prior to the Reverse Stock Split and our Common Stock after the Reverse Stock Split. There will be no differences with respect to dividend, voting, liquidation or other rights associated with our Common Stock.

No Appraisal or Dissenters’ Rights

Under Delaware law, our Certificate of Incorporation and our Bylaws, no appraisal or dissenters’ rights are available to stockholders of Anebulo who vote against (or abstain from voting on) the Reverse Stock Split Proposal. The presence or absence of appraisal rights did not influence the recommendations from the Board regarding the Reverse Stock Split Proposal, as none of the alternatives considered by the Board, which are within the control of Anebulo, such as open market repurchases and issuer tender offer would have given rise to appraisal rights.

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Escheat Laws

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed out and whose addresses are unknown to us generally will have a certain period of years from the Effective Time of the Reverse Stock Split in which to claim the Cash Payment payable to them depending on applicable state laws. If we do not have an address for the holder of record of the shares, then unclaimed Cash Payments would be turned over to our state of incorporation, the State of Delaware, in accordance with its escheat laws.

Regulatory Approvals

We are not aware of any material governmental or regulatory approval required for the completion of the Reverse Stock Split, other than compliance with the relevant federal securities laws and Delaware law.

Litigation

There is no ongoing litigation related to the Reverse Stock Split or the going private transaction.

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Cautionary Statement Regarding Forward-Looking Statements

This proxy statement and the other reports that Anebulo files with the SEC contain forward-looking statements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are based on management’s current expectations, and in some cases can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “plan,” “seek,” “forecast,” “target,” “will,” and “would” and other similar expressions.

Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments, and other factors we believe are relevant. In addition, this proxy statement includes certain estimates and projections with respect to our anticipated cost savings and future performance. Such estimates and projections are based on significant assumptions and subjective judgment concerning anticipated results. Although we believe our assumptions, analyses and judgments are reasonable, based on information currently available to us, these assumptions, analyses and judgments are inherently subject to significant risks, variability and contingencies, many of which are beyond our control. These assumptions, analyses and judgments may prove to be incorrect and there can be no assurance that any estimated or projected results are obtainable or will be realized.

These forward-looking statements include, but are not limited to, statements concerning the following:

●	the completion of the Transaction, including the Reverse Stock Split, the delisting of our Common Stock from Nasdaq, and the termination of the registration of our Common Stock under the Exchange Act and the suspension of our SEC reporting requirements;

●	the estimated number of shares of our Common Stock to be cashed-out as a result of the Reverse Stock Split;

●	the expected cost to us of the Transaction, including the estimated amount to be paid to holders of fewer than the Minimum Number of shares of our Common Stock immediately prior to the Effective Time of the Reverse Stock Split and the other related costs of the Transaction; and

●	the cost savings that we expects to realize after giving effect to the Transaction; and

These forward-looking statements are subject to a number of risks and uncertainties, and future events and actual results could differ materially from those described in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	the occurrence of any event, change, or other circumstances that could give rise to the abandonment of the Reverse Stock Split;

●	the commencement of any legal proceedings relating to the Reverse Stock Split, and the outcome of any such proceedings that may be instituted;

●	the occurrence of any event, change, or other circumstance that could prevent or delay us from terminating the registration of the Common Stock under the Exchange Act;

●	the amount of the costs, fees, expenses, and charges that we incur in connection with the Transaction, including as a result of the Reverse Stock Split; and

●	our inability to realize the cost savings and operational benefits we expect to achieve as a result of the Transaction.

For these reasons, you should not place undue reliance on any forward-looking statements included in this proxy statement. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and Anebulo expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events of circumstances, except as required by law.

Because the Reverse Stock Split is part of a “going private” transaction within the meaning of Rule 13e-3 under the Exchange Act, the forward-looking statements contained in this proxy statement made in connection with the Reverse Stock Split are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

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Information About the Company

Market Price of Common Stock

Our Common Stock is traded on Nasdaq under the symbol “ANEB.” The following table sets forth the high and low sales prices reported by Nasdaq for our Common Stock during the periods indicated:

	High ($)	Low ($)
Fiscal Year Ended June 30, 2023:
First Quarter	7.00	2.78
Second Quarter	3.63	1.77
Third Quarter	3.43	2.24
Fourth Quarter	3.19	2.00
Fiscal Year Ended June 30, 2024:
First Quarter	2.78	2.10
Second Quarter	1.77	1.62
Third Quarter	2.24	2.30
Fourth Quarter	2.00	1.89
Fiscal Year Ending June 30, 2025:
First Quarter	3.08	1.72
Second Quarter	2.10	0.80
Third Quarter	2.19	0.91
Fourth Quarter	1.55	0.90
Fiscal Year Ending June 30, 2026:
First Quarter	3.33	1.57

On July 22, 2025, the last trading day before we announced the Transaction, and on the Record Date, the closing prices of our Common Stock on Nasdaq were $1.83 and $[●], respectively.

Dividends

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends to holders of Common Stock in the near-term future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our Board may deem relevant.

Stockholders

As of the Record Date, there were approximately [●] holders of record of our Common Stock.

The Filing Person

The Company is the Filing Person for the purpose of the Transaction.

Stock Purchases by Filing Person

The Company has not purchased any shares of its Common Stock within the past two years.

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Directors and Executive Officers

The business address for all of our directors and executive officers is c/o Anebulo Pharmaceuticals, Inc., 1017 Ranch Road 620 South, Suite 107, Lakeway, Texas 78734, and the business telephone number of all of our directors and executive officers is (512) 598-0931.

The following table sets forth information as of October 12, 2025, concerning the name, age, and position of each of our directors and executive officers.

Name	Age	Position
Richard Anthony Cunningham	55	Chief Executive Officer, Interim Chief Financial Officer and Director
Joseph F. Lawler	53	Chairman of the Board of Directors
Aron R. English	43	Director
Kenneth Lin	52	Director
Areta Kupchyk	68	Director
Jason M. Aryeh	57	Director
Bimal Shah	49	Director
Nathaniel Calloway	43	Director
Kenneth C. Cundy, Ph.D.	66	Chief Scientific Officer

Set forth below is a summary of the business experience of each of our directors and executive officers.

Richard Anthony Cunningham, Chief Executive Officer, Chief Financial Officer and Director. Mr. Cunningham has served as our Chief Executive Officer and a member of the Board since October 2023. In addition, Mr. Cunningham was appointed as an Interim Chief Financial Officer as of September 30, 2025. He has over 20 years of leadership experience in the healthcare and biopharmaceutical industry. Prior to joining the Company, Mr. Cunningham was the Chief Executive Officer at Tyme Technologies Inc., a clinical-stage biopharmaceutical company, which position he held from November 2020 to October 2022. Prior to that, Mr. Cunningham was the Chief Executive Officer and President of IXC Discovery, Inc. (formerly, Icagen Inc.), a drug discovery company, which positions he held from November 2014 to November 2020. He has also served as a director of IXC Discovery, Inc. since April 2020. Before IXC Discovery, Inc., Mr. Cunningham held various roles at pharmaceutical and healthcare companies, including Boehringer Ingelheim and Valeant Pharmaceuticals (now, Bausch Health Companies Inc.; NYSE: BHC). His experience includes a broad array of responsibilities, including mergers and acquisitions, business development, strategy development, therapeutic launches, contracting, managed care, and sales and marketing. He has led the commercialization and launch of multiple therapies in oncology, rare disease, infectious disease, respiratory, neurology, cardiovascular and metabolic diseases. Our Nominating and Corporate Governance Committee believes that Mr. Cunningham’s extensive industry experience as a biotechnology director and executive officer, and his position as our Chief Executive Officer, qualify him to serve on our Board of Directors.

Joseph F. Lawler, Chairman of the Board of Directors. Dr. Lawler founded Anebulo in April 2020 and has been a member of the Board since April 2020. Dr. Lawler briefly served as our President from April to June 2020. Dr. Lawler is also the founder and has served as Managing Member of JFL Capital Management LLC, a healthcare investment fund with an emphasis on companies pursuing clinical drug development, since January 2015. Prior to Dr. Lawler’s involvement with JFL Capital Management LLC, Dr. Lawler was a co-founder and served as Senior Managing Partner of Merus Capital Partners, LLC, a proprietary trading business, from October 2011 to November 2014. Dr. Lawler received his M.D. and Ph.D. from The Johns Hopkins University School of Medicine and he earned his B.A. degree from Queens College, City University of New York. Our Nominating and Corporate Governance Committee believes that Dr. Lawler’s extensive expertise in the biomedical field, and extensive experience in investment and strategic development, qualify him to serve on our Board of Directors.

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Aron R. English, Director. Mr. English has served as a member of the Board since June 2020. Mr. English is the founder and has served as the President and Portfolio Manager of 22NW, LP, a Seattle-based value fund specializing in small and microcap investments with a multi-year investment horizon, since August 2014. Previously, Mr. English served as the director of research at Meson Capital Partners LLC, an investment firm, from January 2014 to August 2014. Prior to that, Mr. English served as director of research at RBF Capital, LLC, a provider of wealth management and financial services, from September 2010 until December 2013, after initially serving as a research analyst at the firm from September 2008 to September 2010. Mr. English earned his B.A. degree in English Literature with honors from the University of Washington and has been a CFA Charterholder since 2008. Our Nominating and Corporate Governance Committee believes that Mr. English’s investment experience and extensive knowledge of the capital markets qualify him to serve on our Board of Directors.

Kenneth Lin, Director. Dr. Lin has served as a member of the Board since February 2021. Dr. Lin founded and served as the President and Chief Executive Officer of Ab Initio Biotherapeutics from January 2015 to July 2019. From July 2012 to July 2014, he was the Vice President of Corporate Development and Investor Relations for Ulthera, Inc., a medical device company that was acquired by Merz Pharma. From April 2008 to June 2012, Dr. Lin was a Vice President at TPG, a private equity investment firm, where he focused on healthcare. He received his M.D. from Case Western Reserve University with honors and his B.S. degree in Biological Sciences from Stanford University. Our Nominating and Corporate Governance Committee believes that Dr. Lin’s extensive experience with private equity investing and management of biotechnology companies qualify him to serve on our Board of Directors.

Areta Kupchyk, Director. Ms. Kupchyk has served as a member of the Board since April 2021. Ms. Kupchyk is currently the Principal at Kupchyk Consulting LLC, an FDA legal consulting firm that she founded in July 2024. Previously, she was a partner in the law firm of Foley Hoag LLP, where she co-chaired the firm’s FDA Law practice group, from October 2015 until June 2024. Ms. Kupchyk is an FDA lawyer who advises biotechnology, medical device and pharmaceutical companies, as well as healthcare providers and institutions, researchers and investors in FDA-related matters. Ms. Kupchyk previously served as Associate Chief Counsel for Drugs and Biologics and Assistant General Counsel for Litigation at the FDA from 1993 to 2003. Ms. Kupchyk received a B.A. degree from the University of Maryland Baltimore County and J.D. from the University of Maryland School of Law with honors (Order of the Coif). Our Nominating and Corporate Governance Committee believes that Ms. Kupchyk’s extensive experience as regulatory counsel at the FDA, as well as legal expertise in the life sciences field, qualify her to serve on our Board of Directors.

Jason M. Aryeh, Director. Mr. Aryeh has served as a member of the Board since March 2021. Mr. Aryeh is the founder and managing general partner of JALAA Equities, LP, a private investment fund focused on the biotechnology and medical device sectors, and has served in such capacity since 1997. Mr. Aryeh also currently serves on the board of directors for three other publicly traded companies in the life sciences industry, having served as a member of the board of directors of Ligand Pharmaceuticals Inc. (“Ligand”), a biopharmaceutical company focused on developing or acquiring technologies that help pharmaceutical companies discover and develop medicines, since September 2006, Orchestra BioMed, Inc. (“Orchestra”), a biomedical innovation company focused on developing transformative therapeutic products, since November 2018, and Lifecore Biomedical, Inc. (“Lifecore”), since August 2024. He serves as Chairman of Ligand’s nominating and governance committee and as a member of its compensation committee, as Chairman of Orchestra’s nominating and governance committee and on its compensation committee, and as a member of Lifecore’s nominating and governance committee. Mr. Aryeh has served as a director of numerous public and private companies. Mr. Aryeh also has transactional expertise in capital markets. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University, and is a member of the Omicron Delta Epsilon Society in economics. Our Nominating and Corporate Governance Committee believes that Mr. Aryeh’s in-depth knowledge of the biopharmaceutical market and broad range of companies in the industry, and experience as the managing general partner of an investment fund focused on the life sciences sector, qualify him to serve on our Board of Directors.

Bimal Shah, Director. Mr. Shah has served as a member of the Board since October 2023. Mr. Shah currently serves as a Managing Director of Locust Walk, a global investment bank that serves the life sciences industry. Mr. Shah previously was the Chief Financial Officer of Corium LLC, a Boston-based commercial-stage biopharmaceutical company, where he was employed from August 2022 to December 2023. Prior to joining Corium, he served as Senior Vice President, Corporate Finance and Strategy, for Sumitovant Biopharma, Inc., a wholly owned subsidiary of Sumitomo Pharmaceuticals Co., Ltd., one of Japan’s largest pharmaceutical companies, from January 2021 to August 2022. Mr. Shah previously held business development, finance, and strategic commercial roles at Spectrum Pharmaceuticals, Inc. (Vice President, Corporate and Business Development from June 2013 to January 2021, and Vice President, Finance and Business Development from June 2010 to June 2013) and Genentech Inc. (part of Roche). He also worked in the financial sector at Goldman Sachs, J.P. Morgan, and Warburg Pincus, where he focused on the broader life sciences and healthcare sectors and was responsible for executing a wide range of deal transactions, including financings, investments, acquisitions, and alliances. Mr. Shah received his Master’s in Business Administration, Master of Arts in International Policy Studies and Bachelor’s in Economics from Stanford University. Our Nominating and Corporate Governance Committee believes that Mr. Shah’s experience in finance and accounting and knowledge of the biopharmaceutical industry qualify him to serve on our Board of Directors.

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Nathaniel Calloway, Director. Dr. Calloway has served as a member of the Board since October 2022. He is an analyst and partner at 22NW, LP, a Seattle-based value fund specializing in small and microcap investments with a multi-year investment horizon, where he has been employed since June 2021. Dr. Calloway is the lead for 22NW, LP’s biotechnology, pharmaceutical and other healthcare investments, including Anebulo Pharmaceuticals, Inc. He also served as a member of the board of directors of Lifecore Biomedical, Inc. (Nasdaq: LFCR), a medical contract development and manufacturing organization, from January 2023 until August 2024. Prior to that, Dr. Calloway was the Associate Director of Healthcare Research for Edison Group from December 2015 to June 2021. He has a PhD in Chemistry and Chemical Biology from Cornell University, a Masters of Science in Chemistry from Columbia, and completed a post-doctoral study in neuroscience at Weill Cornell Medical School. He has 10 scientific publications in the areas of physical chemistry, biochemistry and neuroscience. Our Nominating and Corporate Governance Committee believes that Dr. Calloway’s extensive experience as an analyst for biotechnology, pharmaceutical and healthcare investments, as well as his academic background and publications, qualify him to serve on our Board of Directors.

Kenneth C. Cundy, Ph.D., Chief Scientific Officer. Dr. Cundy has served as our Chief Scientific Officer since May 2022. Prior to that, Dr. Cundy served as the Chief Scientific Officer of CohBar, Inc., a publicly traded clinical stage biotechnology company developing therapeutics targeting chronic and age-related diseases, from November 2014 to March 2022. From December 2012 to November 2014, Dr. Cundy served as the Chief Scientific Officer for XenoPort, Inc., a biopharmaceutical company focused on the development of product candidates for the potential treatment of neurological disorders, and he also served as its Senior Vice President of Preclinical and Clinical Sciences from 2011 to 2012, as its Vice President of Preclinical Development from 2004 to 2011, and as its Vice President of Biopharmaceutics from 2000 to 2004. From 1992 to 2000, Dr. Cundy was Senior Director of Biopharmaceutics at Gilead Sciences, Inc. Prior to Gilead Sciences, from 1988 to 1992, Dr. Cundy was Principal Research Investigator at Sterling Drug, a pharmaceutical division of Eastman Kodak Company. He received a B.S. in Pharmacy from the University of Manchester and was registered as a pharmacist in the United Kingdom. He received a Ph.D. in Pharmaceutical Sciences from the University of Kentucky and postdoctoral training in Biochemistry at the University of California, Berkeley.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our Common Stock as of the [Record Date] by: (i) each of our directors; (ii) each of the executive officers named in the Summary Compensation Table in our most recent Annual Report on Form 10-K; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Common Stock.

The table is based upon information supplied by officers, directors and principal stockholders, and found in Schedules 13D and 13G filed with the SEC and other sources we believe to be reliable. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 41,084,731 shares of Common Stock outstanding on the [Record Date], adjusted as required by rules promulgated by the SEC. The number of shares of Common Stock used to calculate the percentage ownership of each listed beneficial owner includes the shares of Common Stock underlying options, warrants or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following the [Record Date]. Unless otherwise indicated, the address for each person or entity listed in the table is c/o Anebulo Pharmaceuticals, Inc., 1017 Ranch Road 620 South, Suite 107, Lakeway, Texas 78734.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Total
5% or Greater Stockholders
Joseph F. Lawler(1)	12,159,098	29.5%
Aron R. English(2)	21,979,209	51.2%
22NW Fund, LP(3)	17,170,877	40.1%
Pharma Investors, LLC(4)	4,654,528	11.3%
Nantahala Capital Management, LLC(5)	3,547,398	8.5%
The Mangrove Partners Master Fund, Ltd. (6)	2,525,252	6.1%

Named Executive Officers and Directors
Richard Anthony Cunningham(7)	613,749	1.5%
Kenneth C. Cundy(8)	269,261	*
Joseph F. Lawler(1)	12,159,098	29.5%
Aron R. English(2)	21,979,209	51.2%
Jason M. Aryeh(9)	154,962	*
Nathaniel Calloway(10)	88,915	*
Areta Kupchyk(11)	153,804	*
Kenneth Lin(12)	154,962	*
Daniel George(13)	—	—
Bimal Shah(14)	59,111	*
All current executive officers and directors as a group (9 persons)(15)	35,633,071	79.9%

*	Less than one percent.

(1)	Consists of (i) 3,300,344 shares of Common Stock owned by Dr. Lawler, (ii) 4,349,828 shares of Common Stock held by CAL GRAT 2022-1, a grantor retained annuity trust for which Dr. Lawler serves as the trustee and Dr. Lawler and his wife are the sole beneficiaries, (iii) 4,349,828 shares of Common Stock held by JFL GRAT 2-22-1, a grantor retained annuity trust for which Dr. Lawler serves as the trustee and Dr. Lawler and his wife are the sole beneficiaries, and (iv) 159,098 shares of Common Stock issuable to Dr. Lawler pursuant to options exercisable within 60 days of the [Record Date].

(2)	Consists of (i) the shares described in notes (3) and (4) below and (ii) 153,804 shares of Common Stock issuable pursuant to options exercisable within 60 days of the [Record Date].

(3)	Consists of (i) 15,467,300 shares of Common Stock and (ii) 1,703,577 shares of Common Stock issuable pursuant to warrants exercisable within 60 days of the [Record Date]. Mr. English, as the Manager of 22NW Fund GP, LLC, which is the General Partner of 22NW Fund, LP, may be deemed to beneficially own the securities owned directly by 22NW Fund, LP. The address for 22NW Fund, LP is 1455 NW Leary Way, Suite 400, Seattle, Washington 98107.

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(4)	Consists of 4,654,528 shares of Common Stock. Mr. English, as the owner of Pharma Investors, LLC, may be deemed to beneficially own the securities owned directly by Pharma Investors, LLC. The address for Pharma Investors, LLC is 1455 NW Leary Way, Suite 400, Seattle, Washington 98107.

(5)	Consists of (i) 713,866 shares of Common Stock owned by Nantahala Capital Partners Limited Partnership (“Nantahala”) and 89,906 shares of Common Stock issuable pursuant to warrants held by Nantahala exercisable within 60 days of the Record Date, (ii) 342,361 shares of Common Stock owned by NCP RFM LP (“NCP RFM”) and 118,509 shares of Common Stock issuable pursuant to warrants held by NCP RFM exercisable within 60 days of the Record Date, and (iii) 1,980,098 shares of Common Stock owned by Blackwell Partners LLC – Series A (“Blackwell”) and 302,658 shares of Common Stock issuable pursuant to warrants held by Blackwell exercisable within 60 days of the Record Date. Nantahala Capital Management, LLC would be deemed to beneficially own the shares held by Nantahala, NCP RFM and Blackwell in its capacity as a general partner or investment manager. Each of Wilmot B. Harkey and Daniel Mack may be deemed to be beneficial owners of shares held by Nantahala, NCP RFM and Blackwell as the managing members of Nantahala Capital Management, LLC, which is the general partner of Nantahala and the investment manager of NCP RFM and Blackwell. The address for Nantahala Capital Management, LLC and such persons is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840.

(6)	Consists of 2,525,252 shares of Common Stock. Beneficial ownership of the Shares is claimed by (i) Mangrove Partners IM, LLC which serves as the investment manager of the Master Fund, and (ii) Nathaniel August who is the principal of Mangrove Partners IM, LLC. The address for Mr. August is 2 Sound View Drive, 3rd Floor, Greenwich, Connecticut 06830.

(7)	Consists of 613,749 shares of Common Stock issuable pursuant to options exercisable within 60 days of the [Record Date].

(8)	Consists of 269,261 shares of Common Stock issuable pursuant to options exercisable within 60 days of the [Record Date].

(9)	Consists of 154,962 shares of Common Stock issuable pursuant to options exercisable within 60 days of the [Record Date].

(10)	Consists of 88,915 shares of Common Stock issuable pursuant to options exercisable within 60 days of the [Record Date].

(11)	Consists of 153,804 shares of Common Stock issuable pursuant to options exercisable within 60 days of the [Record Date].

(12)	Consists of 154,962 shares of Common Stock issuable pursuant to options exercisable within 60 days of the [Record Date].

(13)	Mr. George resigned as our Chief Financial Officer as of September 29, 2025.

(14)	Consists of 59,111 shares of Common Stock issuable pursuant to options exercisable within 60 days of the [Record Date].

(15)	Includes shares described in the notes (1) and (2) and (6) through (14) above.

Transactions and Arrangements Concerning Shares of Common Stock

Recent Securities Transactions

Based on our records and information provided to us by our directors, executive officers, and 10% stockholders, neither we nor any of our directors or executive officers, nor, to the best of our knowledge, any person controlling us or any executive officer or director of any such controlling entity or of our associates or our subsidiaries, has effected any transactions involving shares of our Common Stock during the 60 days prior to the Record Date.

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Financial Information

Summary Historical Financial Information

The following summary of consolidated financial information was derived from our audited consolidated financial statements as of and for each of the years ended June 30, 2025 and 2024. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes. Please see the information set forth below under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Anebulo Pharmaceuticals, Inc.
Balance Sheets

	June 30, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$11,627,849	$3,094,200
Grant receivable	73,218	-
Prepaid expenses	261,439	413,790
Total current assets	11,962,506	3,507,990
Other assets:
Loan commitment fees	183,110	565,124
Total assets	$12,145,616	$4,073,114

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$224,175	$156,426
Accrued expenses	263,513	104,157
Total liabilities	487,688	260,583

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 2,000,000 shares authorized, no shares issued or outstanding at June 30, 2025 and June 30, 2024	-	-
Common stock, $0.001 par value; 50,000,000 authorized at June 30, 2025 and June 30, 2024; 41,084,731 and 25,933,217 shares issued and outstanding at June 30, 2025 and June 30, 2024, respectively	41,086	25,934
Additional paid-in capital	85,505,349	69,190,341
Accumulated deficit	(73,888,507)	(65,403,744)
Total stockholders’ equity	11,657,928	3,812,531
Total liabilities and stockholders’ equity	$12,145,616	$4,073,114

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Anebulo Pharmaceuticals, Inc.
Statements of Operations

	For the Years Ended June 30,
	2025	2024
Research and development	$4,299,941	$3,548,937
General and administrative	4,923,540	4,759,818
Total operating expenses	9,223,481	8,308,755
Loss from operations	(9,223,481)	(8,308,755)

Other (income) expenses:
Interest expense	382,014	151,230
Interest income	(257,913)	(249,022)
Grant income	(864,014)	-
Other	1,195	(9,260)
Other income, net	(738,718)	(107,052)
Net loss	$(8,484,763)	$(8,201,703)
Weighted average common shares outstanding, basic and diluted	33,820,306	25,822,258
Net loss per share, basic and diluted	$(0.25)	$(0.32)

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Anebulo Pharmaceuticals, Inc.
Statements of Cash Flows

	For the Years Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(8,484,763)	$(8,201,703)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,446,824	758,884
Amortization of loan commitment fee	382,014	151,230
Changes in operating assets and liabilities:
Grant receivable	(73,218)	-
Prepaid expenses	152,351	8,958
Accounts payable	67,749	(378,119)
Accrued expenses	159,356	(430,099)
Net cash used in operating activities	(6,349,687)	(8,090,849)

Cash flows from financing activities:
Proceeds from issuance of common stock	15,000,000	-
Payment of financing/offering costs	(116,664)	(62,354)
Net cash provided by (used in) financing activities	14,883,336	(62,354)

Net increase (decrease) in cash and cash equivalents	8,533,649	(8,153,203)
Cash and cash equivalents, beginning of period	3,094,200	11,247,403
Cash and cash equivalents, end of the period	$11,627,849	$3,094,200

Noncash investing and financing activities:

Financing commitment fee funded through issuance of common stock	-	654,000

Our book value per share, computed by dividing shareholders’ equity by the number of common shares outstanding at the end of the reporting period, as of June 30, 2025 was $0.28 per share.

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Pro Forma Financial Statements (Unaudited)

The following unaudited pro forma condensed balance sheet as of June 30, 2025 and the unaudited pro forma statements of operations for the fiscal years ended June 30, 2025 and June 30, 2024 show the pro forma effect of the Transaction (including the Reverse Stock Split at a ratio of 1-for-5,000). The historical amounts for the fiscal years ended June 30, 2025 and June 30, 2024 were derived from our audited financial statements that were included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

The pro forma information below gives effect to the Transaction (including the Reverse Stock Split at a ratio of 1-for-5,000) based on non-recurring expenses incurred to effect the Transaction (including the Reverse Stock Split at a ratio of 1-for-5,000). Pro forma adjustments to the pro forma condensed balance sheet are computed as if the Transaction (including the Reverse Stock Split at a ratio of 1-for-5,000) had occurred at June 30, 2025, while the pro forma statements of operations are computed as if the Transaction (including the Reverse Stock Split at a ratio of 1-for-5,000) had occurred on July 1, 2023, the beginning of the earliest period presented.

The pro forma information is not necessarily indicative of what Anebulo’s financial position or results of operations actually would have been if the Transaction (including the Reverse Stock Split at a ratio of 1-for-5,000) had occurred as of the dates presented, or of Anebulo’s financial position or results of operations in the future.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying footnotes included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, which is incorporated by reference in this proxy statement.

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Anebulo Pharmaceuticals, Inc.
Pro Forma Balance Sheets

	June 30, 2025 (Historical)	Pro Forma Adjustments		As Adjusted
Assets
Current assets:
Cash and cash equivalents	$11,627,849	(5,156,083	)(1)(2)	$6,471,766
Grant receivable	73,218	-		73,218
Prepaid expenses	261,439	-		261,439
Total current assets	11,962,506	(5,156,083)		6,806,423
Other assets:
Loan commitment fees	183,110	-		183,110
Total assets	$12,145,616	(5,156,083)		$6,989,533

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$224,175	-		$224,175
Accrued expenses	263,513	-		263,513
Total current liabilities	487,688	-		487,688
Total liabilities	487,688	-		487,688

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 2,000,000 shares authorized, no shares issued or outstanding at June 30, 2025 and June 30, 2024	-	-		-
Common stock, historical $0.001 par value, 50,000,000 authorized and 41,084,731 outstanding; pro forma $0.001 par value; 50,000,000 authorized and 7,980 outstanding, respectively	41,086	(41,078	)(2)(3)	8
Additional paid-in capital	85,505,349	(4,098,922	)(2)(3)	81,406,427
Accumulated deficit	(73,888,507)	(1,016,083	)(1)	(74,904,590)
Total stockholders’ equity	11,657,928	(5,156,083)		6,501,845
Total liabilities and stockholders’ equity	$12,145,616	(5,156,083)		$6,989,533

(1)	Represents estimated costs incurred in the Transaction of $1.0 million. Costs primarily relate to legal fees, Directors & Officers’ insurance, and other professional fees.

(2)	Adjust for the estimated cost of “cashing out” shareholders with less than 5,000 shares as of the Record Date. The Company estimates approximately $4.1 million will be paid to shareholders to retire approximately 1,183,000 shares (pre-split) at a price of $3.50 per share.

(3)	Adjusted to give effect to 1-for-5,000 Reverse Stock Split of the approximate remaining 39.9 million shares after the cashing out described in (2).

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Anebulo Pharmaceuticals, Inc.
Pro Forma Statements of Operations
for the Year Ended June 30, 2025
(unaudited)

	Historical	Pro Forma Adjustments		As Adjusted
Research and development	$4,299,941	$-		$4,299,941
General and administrative	4,923,540	(1,255,750	)(1)	3,667,790
Total operating expenses	9,223,481	(1,255,750)		7,967,731
Loss from operations	(9,223,481)	1,255,750		(7,967,731)

Other (income) expenses:
Interest expense	382,014	-		382,014
Interest income	(257,913)	127,897	(2)	(130,016)
Grant income	(864,014)	-		(864,014)
Other	1,195	-		1,195
Other income, net	(738,718)	134,229		(610,821)
Net loss	$(8,484,763)	$807,584		$(7,356,910)
Weighted average common shares outstanding, basic and diluted	33,820,306	(33,813,543	)(3)	6,763
Net loss per share, basic and diluted	$(0.25)			$(1,087.82)

(1)	Represents estimated cost savings of approximately $1.3 million if the Transaction were effective as of July 1, 2023.

(2)	Represents decreased estimated interest income of $128 thousand resulting from a decreased net cash position due to estimated cost of “cashing out” shareholders with less than 5,000 shares as of the Record Date.

(3)	Adjusted to give effect to 1-for-5,000 Reverse Stock Split.

Anebulo Pharmaceuticals, Inc.
Pro Forma Statements of Operations
for the Year Ended June 30, 2024
(unaudited)

	Historical	Pro Forma Adjustments		As Adjusted
Research and development	$3,548,937	-		$3,458,937
General and administrative	4,759,818	(239,667	)(1)(2)	4,520,151
Total operating expenses	8,308,755	(239,667)		8,069,008
Loss from operations	(8,308,755)	239,667		(8,069,008)
Other (income) expenses:
Interest expense	151,230	-		151,230
Interest income	(249,022)	93,838	(3)	(155,184)
Other	(9,260)	-		(9,260)
Total other income, net	(107,052)	93,838		(13,214)
Net loss	$(8,201,703)	145,829		$(8,055,874)
Weighted average common shares outstanding, basic and diluted	25,822,258	(25,817,093	)(4)	5,165
Net loss per share, basic and diluted	$(0.32)			$(1,559.70)

(1)	Represents estimated cost savings of approximately $1.3 million if the Transaction were effective as of July 1, 2023.

(2)	Represents adjustments for $1.0 million in transaction costs associated with the “go private” transaction.

(3)	Represents decreased estimated interest income of $94 thousand resulting from a decreased net cash position due to estimated cost of “cashing out” shareholders with less than 5,000 shares as of the Record Date.

(4)	Adjusted to give effect to 1-for-5,000 Reverse Stock Split.

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Proposal 1

Approval Of The Reverse Stock Split

We are asking our stockholders to adopt the amendment to our Certificate of Incorporation, attached hereto as Annex A, to effect the Reverse Stock Split of our Common Stock at a Stock Split Ratio within the Range of not less than 1-for-2,500 and not greater than 1-for-7,500, with the exact Stock Split Ratio to be set within the Range without further approval or authorization of our stockholders and at the discretion of our Board and included in a public announcement, subject to the authority of our Board, in its sole discretion, to elect not to effect the Reverse Stock Split (whether or not authorized by the stockholders). For a summary of and detailed information regarding this proposal, see the information about the Reverse Stock Split and the overall transaction throughout this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes are not expected on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

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Proposal 2

Approval of the Adjournment Proposal

The Board believes that, if the number of shares of our Common Stock voting in favor of the Reverse Stock Split Proposal is insufficient to approve such proposal, it is in the best interests of the stockholders to enable Anebulo, for a limited period of time, to seek to obtain a sufficient number of additional votes in favor of the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies representing a sufficient number of votes against the Reverse Stock Split Proposal, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.

Vote Required

The affirmative vote of the holders of a majority of the shares present by remote communication or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal is required to approve such proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes are not expected on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE Adjournment PROPOSAL.

66

Where You Can Find More Information

Because the Reverse Stock Split is part of a plan to effect the Transaction, the Reverse Stock Split is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. Anebulo has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Stock Split and the Transaction. The Schedule 13E-3 contains additional information about Anebulo.

We are currently subject to the information requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Our SEC filings, including Schedule 13E-3, are available to the public at the SEC’s website at http://www.sec.gov.

Incorporation of Certain Documents By Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in any other subsequently filed document.

This proxy statement incorporates by reference the following documents that we have previously filed with the SEC, which contain important information about us and our financial condition:

●	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on September 29, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on July 23, 2025 and September 12, 2025; and

●	the description of our Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on May 5, 2021, as updated by the description of the our Common Stock filed as Exhibit 4.4 to our Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on September 9, 2022, and all amendments or reports filed for the purpose of updating such description.

Without limiting the foregoing, this proxy statement incorporates by reference our financial statements that are contained in certain documents that we have previously filed with the SEC, as follows:

●	our audited balance sheets as of June 30, 2025 and 2024, the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2025, and the related notes to our financial statements, in each case that are contained in our Form 10-K; and

Any stockholder of record as of the Record Date for the Special Meeting may obtain a copy of any document incorporated by reference into this proxy statement by written request addressed to our Secretary at 1017 Ranch Road 620 South, Suite 107, Lakeway, Texas 78734. These documents also are available to the public electronically on the SEC’s website at http://www.sec.gov.

We have not authorized anyone to give any information or make any representation about the Reverse Stock Split, the Transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

67

Stockholder Proposals for the Next Annual Meeting

If the Transaction is not consummated and we remain a public company, any stockholder who desires to present a proposal at our next annual meeting of stockholders may do so in compliance with the following procedures. To be considered for inclusion in next year’s proxy materials under SEC Rule 14a-8, your proposal must be submitted in writing by November 6, 2025, to our Secretary at 1017 Ranch Road 620 South, Suite 107, Lakeway, Texas 78734.

If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials pursuant to Rule 14a-8, you must deliver your notice to our Secretary at the address above in accordance with our Bylaws, which requires notice not later than the close of business on the 90th day prior to the anniversary of the prior year’s annual meeting, which in this case means January 4, 2026, nor earlier than the close of business on the 120th day prior to the anniversary of the prior year’s annual meeting, which in this case means December 5, 2025; provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days prior to the one year anniversary date of the annual meeting held during the fiscal year ended June 30, 2025, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. Your notice to our Secretary must set forth the information specified in our Bylaws, including your name and address and the class, series and number of shares of our stock that you beneficially own. You are advised to review our Bylaws, which contain additional requirements related to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal-proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and that is postmarked or transmitted electronically to us no later than February 3, 2026. If such meeting date is more than 30 days before or after April 4, 2026, then notice must be provided by the later of 60 calendar days prior to the date of next year’s annual meeting or the 10th calendar day following the day on which public announcement of the date of next year’s annual meeting is first made.

68

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of meeting materials, please notify your broker or us. Direct your written request to Anebulo Pharmaceuticals, Inc., Attn: Secretary, at 1017 Ranch Road 620 South, Suite 107, Lakeway, Texas 78734, or contact Daniel George at (512) 598-0931. Stockholders who currently receive multiple copies of the meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

By Order of the Board,

Richard A. Cunningham
Chief Executive Officer
Lakeway, Texas
, 2025

69

Annex A

CERTIFICATE OF AMENDMENT to the

SECONDED AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ANEBULO PHARMACEUTICALS, INC.

Anebulo Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.	The name of the Corporation is Anebulo Pharmaceuticals, Inc.

2.	The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Seconded Amended and Restated Certificate of Incorporation, as corrected (the “Charter”), by adding the following new Section 4.6 of ARTICLE IV as follows:

“4.6. Reverse Stock Split. Effective at 12:01 a.m. Eastern time on the day immediately following the filing of this Certificate of Amendment to the Certificate of Incorporation (the “Effective Time”) each share of the Corporation’s common stock, $0.001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each [    ](1) shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified and combined into one share of Common Stock, $0.001 par value per share, of the Corporation (the “New Common Stock”) (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by $3.50.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

3.	Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

(1)	The Board of Directors will have the discretion to effect the Reverse Stock Split at a ratio of any whole number between not less than 1-for-2,500 and not greater than 1-for-7,500.

A-1

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its Chief Executive Officer this [●] day of [●], [●].

ANEBULO PHARMACEUTICALS, INC.

By:
Name:	Richard Anthony Cunningham
Title:	Chief Executive Officer

A-2

ANNEX B

July 15, 2025

Special Committee of the Board of Directors

Anebulo Pharmaceuticals

1017 Ranch Road 620 South, Suite 107

Lakeway, TX 78734

Ladies and Gentlemen:

Houlihan Capital, LLC (“Houlihan Capital”) understands that Anebulo Pharmaceuticals (NASDAQCM:ANEB), a Delaware corporation (collectively, the “Client” or “Company”) is contemplating a transaction consisting of (i) a reverse stock split at a ratio of a range between 1-for-2,500 and 1-for-7,500 (the “Reverse Split”) of its common stock with the purpose of taking the Company private, and (ii) the cash payment of $3.50 per share to shareholders whose shares are converted into less than one share in the Reverse Split (the “Fractional Share Consideration”, and collectively with the Reverse Split, the “Transaction”).

Pursuant to an engagement letter dated June 11, 2025, the Special Committee of the Board of Directors of the Company (the “Special Committee”) engaged Houlihan Capital to render a written opinion (the “Opinion”), whether or not favorable, as to whether, as of the date hereof, the Transaction is fair from a financial point of view to the minority, unaffiliated shareholders of the Company.

In completing our analysis for purposes of the Opinion set forth herein, Houlihan Capital’s investigation included, among other things, the following:

●	Held discussions with certain members of the Company’s senior management (“Management”) regarding the Transaction, the historical performance of the Company, and the future outlook for the Company;

○	Review of information provided by Client including, but not limited to:

○	The Company’s latest reports on Form 10-Q and 10-K and other relevant public documents as filed with the Securities and Exchange Commission;

○	The Company’s unaudited financial statements for the year-to-date (“YTD”) period ended March 31, 2025;

○	The Company’s scenario-based revenue projections for Selonabant, dated November 26, 2024;

○	The Opportunity Assessment Report presented by IQVIA for the Company, dated November 26, 2024;

200 West Madison Suite 2150 Chicago, IL 60606

Tel: 312.450.8600 Fax: 312.277.7599

www.houlihan.com

B-1

Special Committee of the Board of Directors of Anebulo Pharmaceuticals

July 15, 2025

Fairness Opinion - Confidential

●	Reviewed the industry in which the Company operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses;

●	Developed indications of value for the Company using generally accepted valuation methodologies; and

●	Reviewed certain other relevant, publicly available information, including economic, industry, and Company specific information.

Our analyses contained herein are confidential and addressed to, and provided exclusively for use by, the Special Committee. Our written opinion may be used (i) by the Special Committee in evaluating the Transaction, (ii) in disclosure materials to Client’s shareholders, (iii) in filings with the U.S. Securities and Exchange Commission (the “SEC”) (including the filing of the Opinion and the data and analysis presented by Houlihan Capital to the Special Committee), and (iv) in any litigation pertaining to matters relating to the Transaction and covered in the Opinion.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and subject to the understanding that the obligations of Houlihan Capital and any of its affiliates in the Transaction are solely corporate obligations, and no officer, director, principal, employee, affiliate, or member of Houlihan Capital or their successors or assigns shall be subjected to any personal liability whatsoever (other than for intentional misconduct, fraud, or gross negligence), nor will any such claim be asserted by or on behalf of you or your affiliates against any such person with respect to the Opinion other than Houlihan Capital.

Among the activities conducted in the course of our engagement, Houlihan Capital received and reviewed information provided by the Company. We have relied upon and assumed, without independent verification, the accuracy, completeness, and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering an opinion. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor, except as stated herein, have we been furnished with any such evaluation or appraisal. Nothing has come to our attention in the course of this engagement which would lead us to believe that (i) any information provided to us or assumptions made by us are insufficient or inaccurate in any material respect or (ii) it is unreasonable for us to use and rely upon such information or make such assumptions.

We have further relied upon the assurances and representations from Company management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading in any material respect for the purposes of the Opinion.

B-2

Special Committee of the Board of Directors of Anebulo Pharmaceuticals

July 15, 2025

Fairness Opinion - Confidential

Several analytical methodologies have been employed herein, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. In arriving at the Opinion, Houlihan Capital did not attribute any particular weight to any single analysis or factor, but instead, made certain qualitative and subjective judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by us and in the context of the circumstances of the Transaction. Accordingly, Houlihan Capital believes that its analyses must be considered as a whole, because considering any portion of such analyses and factors, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the process underlying, and used by Houlihan Capital as support for, the conclusion set forth in the Opinion.

In our analysis and in connection with the preparation of the Opinion, Houlihan Capital has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction. Houlihan Capital’s Opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of the Opinion. Houlihan Capital is under no obligation to update, revise, reaffirm or withdraw the Opinion, or otherwise comment on or consider events occurring after the date of the Opinion. This Opinion is conditioned upon the terms of the final Transaction being consistent in all material respects with the terms of the most recent draft of the Transaction documents.

The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and on the application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment or qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more part of the material that follows.

Our only opinion is the formal written opinion Houlihan Capital has expressed as to whether, as of the date hereof, the Transaction is fair from a financial point of view to the minority, unaffiliated shareholders of the Company. The Opinion does not constitute a recommendation to proceed with the Transaction. Houlihan Capital was not requested to opine as to, and the Opinion does not address, the (i) underlying business decision of the Company, its shareholders, or any other party to proceed with or effect the proposed Transaction, (ii) financial fairness of any aspect of the proposed Transaction not expressly addressed in the Opinion, (iii) terms of the Transaction (except with respect to financial fairness), including, without limitation, the closing conditions and any of the other provisions thereof, (iv) fairness of any portion or aspect of the proposed Transaction to the holders of any securities, creditors, or other constituencies of the Company, or any other party, other than those set forth in the Opinion, (v) relative corporate or other merits of the proposed Transaction as compared to any alternative business strategies that might exist for the Company, or (vi) tax, accounting, or legal consequences of the proposed Transaction to either the Company, its shareholders, or any other party.

No opinion, counsel, or interpretation was intended or should be inferred with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice. Furthermore, the Opinion does not address any aspect of the Special Committee’s recommendation to its shareholders with respect to the adoption of the Transaction or how any shareholder of the Company should vote with respect to such adoption or the statutory or other method by which the Company is seeking such vote in accordance with the terms of the Transaction, applicable law, and the Company’s organizational instruments.

B-3

Special Committee of the Board of Directors of Anebulo Pharmaceuticals

July 15, 2025

Fairness Opinion - Confidential

Houlihan Capital was not requested to and did not (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the proposed Transaction, (ii) negotiate or recommend the terms of the proposed Transaction, or (iii) advise the Special Committee with respect to alternatives to the proposed Transaction.

Houlihan Capital, LLC, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals or affiliates, has any ownership or other beneficial interests in any parties involved in the Transaction, and has provided no previous investment banking or consulting services to any party to the Transaction or any of their affiliates, other than providing a fairness opinion to one of their affiliates.

Houlihan Capital has received and is receiving a fee from the Company relating to its services in providing this Opinion that is not contingent on the consummation of the proposed Transaction. In an engagement letter dated June 11, 2025, the Company has agreed to indemnify Houlihan Capital for certain specified matters in connection with Houlihan Capital’s services.

Based upon the foregoing, it is Houlihan Capital’s opinion that, as of the date hereof, the Transaction is fair from a financial point of view to the minority, unaffiliated shareholders of the Company. The Opinion was unanimously approved by the Fairness Opinion Committee of Houlihan Capital.

Respectfully submitted,

Houlihan Capital, LLC

B-4

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [•], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ANEB2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [•], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77290-S19590

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ANEBULO PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V77291-S19590

ANEBULO PHARMACEUTICALS, INC.
Special Meeting of Stockholders

[•], 2025 9:00 a.m. (Central Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Richard Anthony Cunningham and Daniel George, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ANEBULO PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. (Central Time), on [•], 2025, virtually at www.virtualshareholdermeeting.com/ANEB2025SM, and any adjournment or postponement thereof. The purpose of the Special Meeting of Stockholders and the matters to be acted on are stated in the accompanying Notice of Special Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Special Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side